                                                                     EXHIBIT 2.1


                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                  FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE ONE  DEFINED TERMS...........................................................................1
ARTICLE TWO  FORMATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM....................................8
      2.01. Formation................................................................................8
      2.02. Name and Offices.........................................................................8
      2.03. Purposes.................................................................................8
      2.04. Term.....................................................................................8
      2.05. Registered Agent for Service of Process..................................................8
      2.06. Certificate of Limited Partnership.......................................................8
ARTICLE THREE  PARTNERS AND CAPITAL..................................................................9
      3.01. General Partner..........................................................................9
      3.02. Organizational Limited Partner...........................................................9
      3.03. Limited Partners.........................................................................9
      3.04. Capital Contribution by General Partner..................................................9
      3.05. Capital Contributions by Limited Partners; Withholding Taxes.............................10
      3.06. Additional Issuances of Units and Capital Contributions; Fractional Units................11
      3.07. Capital Accounts.........................................................................11
      3.08. Liability of the Limited Partners........................................................11
      3.09. Liability of the General Partner.........................................................11
      3.10. Unit Certificates........................................................................11
      3.11. Initial Working Capital Reserve..........................................................12
ARTICLE FOUR  ALLOCATIONS OF PROFITS AND LOSSES: DISTRIBUTIONS OF CASH AND CERTAIN PROCEEDS..........12
      4.01. Allocation of Net Profits................................................................12
      4.02. Allocation of Net Losses.................................................................13
      4.03. Allocations of Gain and Loss.............................................................13
      4.04. Allocation Among Limited Partners of Net Profits, Gains, Net Losses, and Losses..........13
      4.05. Distribution of Cash Available for Distribution..........................................14
      4.06. Distribution of Refinancing Proceeds.....................................................14
      4.07. Distribution of Sale Proceeds............................................................15
      4.08. Distribution Among Limited Partners of Cash Available for Distribution, Refinancing
              Proceeds, and Sale Proceeds............................................................15
      4.09. Section 754 Adjustments..................................................................15
      4.10. Special Allocations......................................................................16
      4.11. Operating Rules..........................................................................18
ARTICLE FIVE  RIGHTS, POWERS, AND DUTIES OF THE GENERAL PARTNER......................................19
      5.01. Authority of the General Partner to Manage the Partnership...............................19
      5.02. Restrictions on Authority of the General Partner.........................................23
      5.03. Duties and Obligations of the General Partner............................................26
      5.04. Compensation of General Partner..........................................................28
      5.05. Other Business of Partners...............................................................29
      5.06. Limitation on Liability of General Partner; Indemnification..............................29
      5.07. Designation of Tax Matters Partner and Designated Person for Purposes of Investor List...30
      5.08. Other Limitations........................................................................32
ARTICLE SIX  WITHDRAWAL AND REMOVAL OF GENERAL PARTNER...............................................34
      6.01. Limitation on Voluntary Withdrawal.......................................................34
      6.02. Bankruptcy or Dissolution of the General Partner.........................................34

      6.03. Liability of Withdrawn General Partner...................................................35
      6.04. Removal of General Partner...............................................................35
      6.05. Continuation and Reconstitution..........................................................36
ARTICLE SEVEN  ASSIGNABILITY OF UNITS................................................................37
      7.01. Restrictions on Assignments..............................................................37
      7.02. Assignees and Substituted Limited Partners...............................................39
ARTICLE EIGHT  DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP........................................40
      8.01. Events Causing Dissolution...............................................................40
      8.02. Liquidation..............................................................................41
      8.03. Constructive Termination.................................................................42
ARTICLE NINE  BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.............................42
      9.01. Books and Records........................................................................42
      9.02. Accounting and Fiscal Year...............................................................43
      9.03. Bank Accounts and Investments............................................................43
      9.04. Reports..................................................................................43
      9.05. Tax Depreciation and Elections...........................................................45
      9.06. Interim Closing of the Books.............................................................45
      9.07. Information from Limited Partners........................................................45
ARTICLE TEN  MEETING AND VOTING RIGHTS OF LIMITED PARTNERS...........................................45
      10.01. Meetings................................................................................45
      10.02. Special Voting Rights of Limited Partners...............................................46
ARTICLE ELEVEN  MISCELLANEOUS PROVISIONS.............................................................48
      11.01. Appointment of General Partner as Attorney-in-Fact......................................48
      11.02. Amendments..............................................................................48
      11.03. General Partner Representations and Warranties..........................................49
      11.04. Binding Provisions......................................................................49
      11.05. Applicable Law..........................................................................49
      11.06. Counterparts............................................................................50
      11.07. Separability of Provisions..............................................................50
      11.08. Article and Section Titles..............................................................50
      11.09. Short Form Filings......................................................................50
      11.10. Submissions to State Securities Law Administrators......................................50

                                                                     Exhibit 2.1


                         FORM OF AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                 FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP

          This Amended and Restated Agreement of Limited Partnership dated as of July 31, 1990 and effective as of 12:01 a.m. on the date hereof is made and entered into by and among Marriott FIBM One Corporation, a Delaware corporation, as general partner (the "General Partner"), Christopher G. Townsend, as organizational limited partner (the "Organizational Limited Partner"), and those Persons who become limited partners of this limited partnership in accordance with the provisions hereof and are identified as such in the books and records of the Partnership (the "Limited Partner").

          Fairfield Inn by Marriott Limited Partnership (the "Partnership") was formed pursuant to a Certificate of Limited Partnership dated as of July 21, 1989 filed with the Secretary of State of the State of Delaware on August 23, 1989 and an Agreement of Limited Partnership dated as of July 21, 1989. The General Partner (in its own capacity and as attorney-in-fact for the Limited Partners) and Christopher G. Townsend, as organizational limited partner, amended and restated the Agreement of Limited Partnership in its entirety as of November 17, 1989 and April 17, 1990, and the parties desire to further amend and restate such Amended and Restated Agreement of Limited Partnership in its entirety as hereinafter set forth.

          In consideration of the mutual agreements made herein, the parties hereby agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S)(S) 17-101, et seq.), as amended from time to time (the "Act") as follows:

                                  ARTICLE ONE

                                 DEFINED TERMS

          Section 1.01. The defined terms used in this Agreement shall, unless the context otherwise requires, have the respective meanings specified in this
Section 1.01

          "Accounting Period" means the four-week accounting periods having the same beginning and ending dates as the General Partner's four-week accounting periods, except that an Accounting Period may occasionally contain five weeks when necessary to conform the accounting system to the calendar.

          "Acquisition Expenses" means expenses related to the selection and acquisition of properties, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, costs of engineering and environmental reports with respect to the Inns, non-refundable option payments on property not acquired, accounting fees and expenses, Permanent Loan fees and expenses, title insurance, and miscellaneous expenses related thereto.

          "Acquisition Fee" means the total of all fees and commissions paid by any party in connection with the purchase or development of property by the Partnership, including, without limitation, any real estate commission, selection fee, development fee (including the Development Fee), nonrecurring management fee, or any fee of a similar nature, however designated; provided, however, that no development fee paid to a Person that is not the General Partner or an Affiliate in connection with the actual development of a project after acquisition of the land by the Partnership shall be included.

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement, is otherwise treated as being obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, or is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5) of the Treasury Regulations (determined after taking into account any changes during such year in Minimum Gain); and

          (ii) Debit to such Capital Account the items described in sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury Regulations.

          "Affiliate" or "Affiliated Persons" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer or director of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person for which an officer or director of, general partner in or trustee of, or individual serving in a similar capacity with respect to, the specified Person serves in any such capacity, (iv) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities (whether voting or nonvoting) of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities (whether voting or nonvoting), and
(v) any relative or spouse of the specified Person who makes his or her home with that of the specified Person.

          "Agency Agreement" means the agency agreement, as amended to the date hereof, among the Partnership, the General Partner, Marriott, and the Selling Agent, providing for the offering of the Units by the Selling Agent on a best efforts, all or none basis.

          "Agreement" means this Amended and Restated Agreement of Limited Partnership, as originally executed and as hereafter amended or modified from time to time.

          "Capital Account" or "Capital Accounts" means, with respect to a Partner, the account maintained for such Partner which is determined and maintained in the manner provided for in Section 3.07.

          "Capital Contribution" or "Capital Contributions" means, with respect to any Partner, the total amount of money contributed to the Partnership (prior to the deduction of any selling commissions or expenses) by such Partner. For purposes of determining Net Invested Capital and amounts described in Sections 4.06(ii) and 4.07A(ii) only, Capital Contributions shall be deemed to be equal to $84,178,788 ($83,337,000 with respect to the Limited Partners and $841,788 with respect to the General Partner).

          "Capital Priority Amount" means an amount equal to the sum of (i) the Net Invested Capital of the Partners at the time of determination plus (ii) the Partners 12% Preferred Distribution at the time of determination.

          "Capital Receipts" means Sale Proceeds and/or Refinancing Proceeds.

          "Cash Available for Distribution" means, with respect to any fiscal period, the cash revenues of the Partnership from all sources (other than Capital Receipts) during such fiscal period (including amounts received pursuant to the Development Fee Adjustments and borrowings pursuant to the parenthetical contained in Section 5.01C(ii)(c)) plus such reserves as may be determined by the General Partner, in its reasonable discretion, as no longer necessary to provide for the foreseeable needs of the Partnership, less (i) all cash expenditures of the Partnership during such fiscal period, including, without limitation, operating expenses, ground rent, debt service, repayment of advances made by the General Partner (or Marriott under the Limited Debt Service Guarantee) as and when such repayments are required, any fees for management services, and administrative expenses but excluding expenditures incurred by the Partnership in connection with a capital transaction, and (ii) such reserves as may be determined by the General Partner, in its reasonable discretion, to be necessary to provide for the foreseeable needs of the Partnership, including, without limitation, for the maintenance, repair, or restoration of the Inns.

          "Certificate of Limited Partnership" means the Certificate of Limited Partnership, and any and all amendments thereto, filed on behalf of the Partnership with the Secretary of State of the State of Delaware as required under the Act.

          "Code" means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

          "Consent" means either (a) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.01, prior to the taking of any action with respect to which such Consent is given, or (b) a prior written approval required or permitted to be given pursuant to this Agreement or the Act, as the context may require. Unless otherwise specified, "Consent of the Limited Partners" shall mean Consent of Limited Partners holding, in their capacity as Limited Partners and not as assignees, a majority of the outstanding Units; provided, however, if the General Partner or any Affiliate of the General Partner (other than an individual who acquires Units for his own account or a trust or other similar entity that acquires Units for the direct benefit of an individual) owns any Units, then in the case of each matter in which the General Partner or an Affiliate thereof has an interest, such Units shall not be voted on any such matter presented to the Limited Partners for a vote, except that in connection with a decision to continue the business of the Partnership and to appoint one or more general partners as provided in Section 6.05A, the General Partner agrees that it will consent in writing to such action.

          "Designated Person" means the General Partner.

          "Development Fee" means the development fee payable to Marriott pursuant to the Purchase Agreement in connection with Marriott's development of the Inns, including concept development, site selection, feasibility studies, design analysis, development and construction supervision and planning, market research, and financing of the construction and development of the Inns.

          "Development Fee Adjustments" means any reductions of the aggregate Development Fee payable to Marriott with respect to the Inns pursuant to the Purchase Agreement.

          "Escrow Agreement" means the escrow deposit agreement, dated as of November 17, 1989, among the Partnership, the General Partner, the Selling Agent, and Bankers Trust Company, New York, New York, as escrow agent, providing for the deposit of funds of subscribers in connection with the offering of Units.

          "FF&E" means (i) furniture, fixtures, furnishings, vehicles, carpeting, and equipment and (ii) routine repairs and maintenance undertaken subsequent to the opening date of an Inn or addition thereto, the cost of which would not be expensed under generally accepted accounting principles.

          "Fiscal Quarter" means, for the respective fiscal periods in any Fiscal Year, (i) the period beginning on January 1, and having the same ending date as the General Partner's 12-week fiscal first quarter, (ii) the same period of time as the General Partners' second fiscal quarter, (iii) the same period of time as the General Partner's third fiscal quarter, and (iv) the period from the end of the General Partner's third fiscal quarter through December 31 in such Fiscal Year.

          "Fiscal Year" means the fiscal year of the Partnership as established in Section 9.02.

          "Front-end Fees" means fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated.

          "Gain" or "Gains" means the gain or gains recognized by the Partnership for Federal income tax purposes upon the sale or disposition of Partnership property (plus any Section 267(d) Gain) (other than the routine sale or disposition of used FF&E being replaced at an Inn), as reduced by the costs of such sale or disposition.

          "General Partner" means Marriott FIBM One Corporation, a Delaware corporation and wholly owned subsidiary of Host, in its capacity as general partner of the Partnership and its permitted successors or assigns and any Person admitted as a substitute general partner pursuant to Section 6.01 or 10.02B.

          "Ground Leases" means the leases between the Partnership, as tenant, and Marriott and certain of its affiliates, as landlords, by which the Partnership will lease the land on which the Inns described in Schedule II to this Agreement are situated.

          "Host" means Host International, Inc., a Delaware corporation and wholly owned subsidiary of Marriott.

          "Inns" means the Fairfield Inn by Marriott hotel properties as described in Schedule I to this Agreement (or, in lieu thereof, the Fairfield Inn by Marriott properties substituted therefor in certain circumstances in accordance with the Purchase Agreement) and the land on which the Inns are located (or, in the case of the Inns described in Schedule II to this Agreement, the tenant's interest in the Ground Leases).

          "Initial Limited Partners" means each Person purchasing Units in the Initial Public Offering.

          "Initial Public Offering" means the initial public offering of the Units, as more fully described in the Prospectus and the registration statement in which the Prospectus is included.

          "Interest" means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all rights and benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

          "Investment in Properties" means the amount of Capital Contributions actually paid or allocated to the purchase, development, construction, or improvement of properties acquired by the Partnership, including, without limitation, the purchase of properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% of Capital Contributions shall not be included for this purpose), and other cash payments such as interest and taxes but excluding Front-end Fees.

          "Investor List" means that list, required by section 6112 of the Code, identifying Persons to whom Interests in the Partnership were sold, such Persons' addresses and taxpayer identification numbers, the dates on which the Interests were acquired, the name and tax shelter registration number of the Partnership, and such other information as may be required by Treasury Regulations to be included therein.

          "IRS" means the Internal Revenue Service.

          "Limited Debt Service Guarantee" means the guarantee by Marriott in an amount not exceeding $16.5 million of interest and principal due and unpaid by the Partnership under the Loan Agreement.

          "Limited Partner" means the Organizational Limited Partner, the Initial Limited Partners, or any Substituted Limited Partner.

          "Loan Agreement" means the credit agreement to be entered into between the Partnership, as borrower, and Sumitomo Trust & Banking Co., Ltd., New York Branch, as lender, to provide financing for the Inns.

          "Loss or "Losses" means the loss or losses recognized by the Partnership for Federal income tax purposes upon the sale or disposition of Partnership property (other than the routine sale or disposition of used FF&E being replaced at an Inn) taking into account costs of such sale or disposition.

          "Management Agreement" means that certain management agreement, dated as of November 17, 1989, between the Partnership and the Manager pursuant to which the Manager will manage the Inns for the Partnership, as the same may be amended or supplemented from time to time.

          "Manager" means Fairfield FMC Corporation, a Delaware corporation and wholly owned subsidiary of Marriott, as manager of the Inns.

          "Marriott" means Marriott Corporation, a Delaware corporation.

          "Minimum Gain" means the amount determined by computing, with respect to each Nonrecourse Debt, the amount of Gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property subject to such liability in full satisfaction thereof (and for no other consideration), and by then aggregating the amounts so computed. It is the intent that Minimum Gain be determined in accordance with the provisions of sections 1.704-1T(b)(4)(iv)(c) of the Treasury Regulations.

          "Net Invested Capital" means Capital Contributions reduced by cumulative distributions of Capital Receipts to the Partners pursuant to Sections 4.06(ii) and 4.07A(ii). For purposes of determining the average daily outstanding Net Invested Capital under this Agreement, the Capital Contributions of the Partners shall be deemed to have been made on July 22, 1990.

          "Net Profits" or Net Losses" means, for any period, the net profits or net losses of the Partnership for Federal income tax purposes during such period as determined under section 702 of the Code, including gain or loss on the routine sale or disposition of used FF&E not in connection with the sale of an Inn and excluding Gains and Losses and items specially allocated under Section 4.10.

          "Nonrecourse Debt" means any Partnership liability that is considered nonrecourse for purposes of section 1.1001-2 of the Treasury Regulations (without regard to whether such liability is a recourse liability under section 1.752-1T(d)(2) of the Treasury Regulations) and any Partnership liability for which the creditor's right to repayment is limited to one or more assets of the Partnership (within the meaning of section 1.752-1T(d)(3)(ii)(B)(4)(ii) of the Treasury Regulations).

          "Nonrecourse Liability" means any Nonrecourse Debt (or portion thereof) for which no Partner bears (or is deemed to bear) the economic risk of loss within the meaning of section 1.704-1T(b)(4)(iv)(k)(3) of the Treasury Regulations.

          "Notification" means a written notice, containing the information required by this Agreement to be communicated to any Person, sent by registered, certified, or regular mail to such Person; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notification for all purposes of this Agreement.

          "Organizational Limited Partner" means Christopher G. Townsend.

          "Organization and Offering Expenses" means those expenses incurred by the Partnership in connection with preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including, without limitation, sales commission paid to broker-dealers in connection with the distribution of the Units, the financial advisory fee payable pursuant to the Agency Agreement, and all advertising expenses.

          "Partner Nonrecourse Debt" means any Nonrecourse Debt (or portion thereof) for which a Partner bears (or is deemed to bear) the economic risk of loss within the meaning of section 1.704-1T(b)(4)(iv)(k)(1) of the Treasury Regulations.

          "Partners" means, collectively, the Limited Partners as constituted from time to time and the General Partner.

          "Partners' Preferred Distribution" means, with respect to each Fiscal Year, an annual, non-cumulative amount equal to 9% of the average daily outstanding Net Invested Capital during 1990 (for the period July 22, 1990 through December 31, 1990), 9.5% in 1991 and 1992, and 10% in each Fiscal Year thereafter.

          "Partners' 12% Preferred Distribution" means the excess of (a) the product of (x) 12% per annum (applied using the simple interest method for the period from July 22, 1990 through the date for which the determination is being made on the basis of a 365/366-day year and the actual number of day elapsed) multiplied by (y) the average daily outstanding Net Invested Capital over (b) the sum of (i) all previous distributions made to the Partners pursuant to Sections 4.05(A)(i), 4.05A(ii), 4.06(i), and 4.07A(i) and (ii) 101.01% of all
previous distributions made to the Limited Partners pursuant to Sections 4.05(A)(iii) and 4.05A(iv).

          "Partnership" means the limited partnership formed under the Act and continued by this Agreement by the parties hereto, as said Partnership may from time to time be constituted.

          "Partnership Debt" means any indebtedness for borrowed money incurred by the Partnership.

          "Permanent Loan" means the $164,850,000 term loan maturing on or after December 31, 1996 that the lender has agreed to provide pursuant to the terms of the Loan Agreement.

          "Person" means any individual, partnership, corporation, trust or other legal entity.

          "Prime Rate" means the prime rate announced from time to time by The First National Bank of Chicago, Chicago, Illinois.

          "Prospectus" means the Partnership's prospectus included in the registration statement on file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933 for the registration of the offering and sale of the Units in the Initial Public Offering at the time such registration statement becomes effective, as supplemented.

          "Purchase Agreement" means the purchase agreement, dated as of November 17, 1989, between the Partnership, as purchaser, and Marriott and certain of its affiliates, as sellers, providing for the purchase by the Partnership of the Inns, and certain related materials and personal property, including FF&E, as the same may be amended or supplemented to the date hereof.

          "Refinancing Proceeds" means the net proceeds from any refinancing or borrowing by the Partnership, the proceeds of which are applied to the repayment of previously incurred Partnership obligations, or borrowed for distributions to the Partners (other than borrowings pursuant to the parenthetical contained in Section 5.01C(ii)(c)), including the proceeds of a sale and leaseback on which no taxable gain is recognized for Federal income tax purposes, after deducting
(i) any expenses incurred in connection therewith, (ii) any amounts applied by the General Partner toward the payment of any indebtedness, other obligation, or expense of the Partnership or the creation of any reserves deemed necessary by the General Partner in its reasonable discretion, and (iii) all amounts then payable therefrom pursuant to the Management Agreement.

          "Safe Harbors" has the meaning set forth in Section 5.03J.

          "Sale Proceeds" means any net proceeds received by the Partnership from (i) the exchange, condemnation, eminent domain taking, casualty, sale, or other disposition of all or a portion of the Partnership's assets, or (ii) the liquidation of the Partnership's property in connection with a dissolution of the Partnership, after deducting (A) any expenses incurred in connection therewith, (B) any amounts applied by the General Partner toward the payment of any indebtedness, other obligation, or expense of the Partnership or the creation of any reserves deemed necessary by the General Partner in its reasonable discretion, (C) any amounts payable pursuant to exercise by the Partnership of the Site Purchase Options (as defined in the Ground Leases) with respect to one or more of the Inns subject to the Ground Leases, and (D) all amounts payable therefrom pursuant to the Management Agreement. Sale Proceeds shall not include the proceeds from the routine sale or disposition of used FF&E not in connection with the sale of an Inn.

          "Section 267(d) Gain" means gain realized by the Partnership but not recognized solely by reason of section 267(d) of the Code.

          "Selling Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any Person who will manage or participate in the management of the Partnership, and any Affiliate of any such Person, but does not mean (i) a Person whose only relation with the Partnership is as that of an independent property manager, whose only compensation is as such, or (ii) wholly independent third parties such as attorneys, accountants, and underwriters, whose only compensation is for professional services rendered in connection with the offering of Units.

          "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.02 and who is listed as such in the books and records of the Partnership.

          "Tax Matters Partner" means the General Partner.

          "Total Partnership Distributions" means the total amount of cash and the fair market value of any property (net of any associated liabilities) distributed to the Partners pursuant to Sections 4.05 through 4.08.

          "Treasury Regulations" means the income tax regulations promulgated by the Department of Treasury.

          "Unit" means a unit of limited partnership interest represented by a Capital Contribution of $1,000 (determined without reduction for purchase of a Unit in circumstances where the Selling Agent foregoes all or a portion of the fees and commissions payable to it) sold in the Initial Public Offering pursuant to the Prospectus.

          "Unit Certificate" means a non-negotiable certificate issued by the Partnership, substantially in the form of Exhibit A hereto, evidencing the ownership of one or more Units.

                                  ARTICLE TWO

             FORMATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM

          Section 2.01. Formation. The parties have formed and do hereby continue the Partnership formed as of August 23, 1989 pursuant to the provision of the Act.

          Section 2.02. Name and Offices. The name of the Partnership is and shall be Fairfield Inn by Marriott Limited Partnership. The principal offices of the Partnership shall be located at 10400 Fernwood Road, Bethesda, Maryland 20058 or at such other place or places as the General Partner may from time to time determine, provided that the General Partner shall give the Limited Partners written notice thereof not later than 60 days after the effective date of such change of address and shall, if required, amend the Certificate of Limited Partnership in accordance with the requirements of the Act. The address of the registered office of the Partnership in the State of Delaware is at 229 South State Street, Dover, County of Kent, Delaware 19901.

          Section 2.03. Purposes. The purposes of the Partnership are to invest in, acquire, own, use, operate or manage the Inns, either as part of the Fairfield Inn by Marriott system or otherwise, sell, lease, sublease, exchange, or otherwise dispose of the Inns, and to engage in any other activities related or incidental thereto.

          Section 2.04. Term. The term of the Partnership shall continue in full force and effect from the date of the filing of the original Certificate of Limited Partnership until December 31, 2088, or until dissolution and termination prior thereto pursuant to the provisions of Article Eight.

          Section 2.05. Registered Agent for Service of Process. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Prentice Hall Corporation System, Inc., 229 South State Street, Dover, County of Kent, Delaware 19901.

          Section 2.06. Certificate of Limited Partnership. On August 23, 1989, the General Partner, in accordance with the Act, filed with the Secretary of State of the State of Delaware a Certificate of Limited Partnership for the Partnership. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction a copy of other documents necessary to establish and maintain the Limited Partners' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge, and cause to be filed, in the place or places and in the manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Act, by the laws of a jurisdiction in which the partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Partnership as a limited partnership under the Act.

                                 ARTICLE THREE

                             PARTNERS AND CAPITAL

          Section 3.01. General Partner. The General Partner of the Partnership is Marriott FIBM One Corporation, a Delaware corporation and wholly owned subsidiary of Host, having its principal executive offices at 10400 Fernwood Road, Bethesda, Maryland 20058, and any Person admitted as a substitute general partner in accordance with Sections 6.01 or 10.02B.

          Section 3.02. Organizational Limited Partner. The Organizational Limited Partner who is hereby admitted as the organizational limited partner of the Partnership is Christopher G. Townsend, 10 Paramus Court, North Potomac, Maryland 20878. Upon admission to the Partnership of the Initial Limited Partners, the Organizational Limited Partner will withdraw from the Partnership and receive a return of his Capital Contribution.

          Section 3.03. Limited Partners. The names and addresses of the Limited Partners, the amount of their Capital Contributions, and the number of Units held by them are set forth in the books and records of the Partnership. A Person (other than a Person described in Section 7.01(I) or (J)) may be admitted as an Initial Limited Partner, and shall become bound by this Agreement, if such Person (or a representative authorized by such Person orally, in writing, or by other action such as payment for an Interest) executes this Agreement or any other writing evidencing the intent of such Person to become an Initial Limited Partner. A Person (including a Person described above) shall be deemed to be admitted as a Limited Partner when the General Partner has accepted such Person as a Limited Partner of the Partnership, and the books and records reflect such Person as admitted to the Partnership as a Limited Partner.

          Section 3.04.  Capital Contribution by General Partner.

          A. The General Partner has made a Capital Contribution in the amount of $1 in cash. Immediately prior to the contributions of the Initial Limited Partners pursuant to Section 3.05B, the General Partner shall make an additional Capital Contribution in the amount of $841,788 in cash.

          B. In the event that the Partnership makes any tax payment on behalf of or with respect to the General Partner, except to the extent (i) the Partnership withholds such payment from a distribution which would otherwise be made to the General Partner or (ii) the General Partner determines, in its reasonable discretion, that such payment may be satisfied out of the available funds of the partnership which would, but for such payment, be distributed to the General Partner, the General Partner shall contribute to the Partnership an amount equal to such tax payment within five days of the date such payment is made.

          Section 3.05. Capital Contributions by Limited Partners; Withholding Taxes.

          A. The Organizational Limited Partner heretofore has made a Capital Contribution in the amount of $99 in cash, which Capital Contribution shall be returned to the Organizational Limited Partner upon the admission of the Initial Limited Partners, and the

Organizational Limited Partner, as such, thereafter shall have no further rights, claims, or interest as a partner in and to the Partnership.

          B. The Partnership intends to make the Initial Public Offering of 83,337 Units for cash and will admit as Initial Limited Partners the Persons whose subscriptions for such Units are accepted by the General Partner (who may refuse to accept the subscription of any Person or Persons for any reason whatsoever). Each such Person shall become a Limited Partner in the Partnership when (a) such Person has contributed to the capital of the Partnership $1,000 in cash for each Unit (less any amounts attributable to selling commissions which the Selling Agent has agreed to forego), each Initial Limited Partner being required to make an initial purchase of at least five Units ($5,000) (less any amounts attributable to selling commissions which the Selling Agent has agreed to forego); (b) such Person or his authorized representative has executed and filed with the Partnership the subscription documents specified in the Prospectus, together with such other documents and instruments as the General Partner may deem necessary or desirable to effect such admission; and (c) the General Partner has accepted such Person's subscription for Units.

          C. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 45 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its reasonable discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner who is a nonresident alien, foreign partnership, foreign corporation, or foreign trust or estate (a "Foreign Investor") hereby unconditionally and irrevocably grants to the Partnership a security interest in such Foreign Investor's Interest to secure such Foreign Investor's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 3.05C. In the event that a Foreign Investor fails to pay any amounts owed to the Partnership pursuant to this
Section 3.05C when due, the General Partner shall make the payment to the Partnership on behalf of such defaulting Foreign Investor, shall be deemed to have loaned such amount to such defaulting Foreign Investor, and shall succeed to all rights and remedies of the Partnership as against such defaulting Foreign Investor. Any amounts payable by a Foreign Investor hereunder shall bear interest at the Prime Rate plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 45 days after demand) until such amount is paid in full. Each Foreign Investor shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

          Section 3.06. Additional Issuances of Units and Capital Contributions; Fractional Units.

          A. No Units except those Units issued by the Partnership pursuant to the Initial Public Offering shall be offered for sale or issued by the Partnership without the written consent of the General partner and the Consent of the Limited Partners.

          B. No Partner shall be required or allowed to make any Capital Contribution, except as specifically set forth in Sections 3.04, 3.05, 3.11, and 8.02E or in connection with an issuance of additional Units permitted under
Section 3.06A.  All Capital Contributions provided for
in Section 3.05B shall be paid upon the admission of the Initial Limited Partners to the Partnership and shall not be deferred for any reason.

          C.  No fractional Units shall be issued by the partnership.

          Section 3.07.  Capital Accounts.

          A. The Capital Contribution of each Limited Partner and the General Partner shall be credited to each such Partner's Capital Account. A Partner's Capital Account shall also be credited with the amount of Net Profits or Gain allocable to the Partner, and shall be debited with (x) such Partner's share of Total Partnership Distributions and (y) the amount of Net Losses, Losses, deductions or other items allocated to such Partner. Capital Accounts shall be maintained and adjusted in accordance with the provisions of section 1.704-1(b)(2)(iv) of the Treasury Regulations.

          B. No Partner shall be entitled to receive any interest on his outstanding Capital Account balance. Except upon the dissolution and termination of the Partnership or as otherwise specifically provided in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of the Capital Account of Such Partner.

          Section 3.08. Liability of the Limited Partners. Except as otherwise described in the Act, no Limited Partner shall be liable for any debts, liabilities, contracts, or any other obligations of the Partnership. Except as otherwise described in the Act, a Limited Partner has no liability in excess of his Capital Contribution and his share of the Partnership's assets and undistributed profits, and shall not be required to lend any funds to the Partnership or, after his Capital Contribution has been paid, to make any further Capital Contributions to the Partnership or to pay to the Partnership, any Partner, or any creditor of the Partnership any portion or all of any negative balance of his Capital Account.

          Section 3.09. Liability of the General Partner. Except as provided in the Act, the General Partner has the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the other Partners. Except as provided in the Act or herein, the General Partner has the liabilities of a general partner in a partnership without limited partners to the Partnership and to the other Partners. This Agreement shall not be amended to limit such liability of the General Partner.

          Section 3.10.  Unit Certificates.

          A. As soon as practicable after the issuance of the Units in connection with the Initial Public Offering, the General Partner shall cause the Partnership to issue one or more Unit Certificates in the name of each of the Initial Limited Partners. Each such Unit Certificate shall be denominated in terms of the number of Units evidenced by such Certificate. Upon the transfer of a Unit permitted by Article Seven hereof, the General Partner shall cause the Partnership to issue replacement Unit Certificates in accordance with such procedures as the General Partner, in its sole and absolute discretion, may establish. No Unit Certificate shall be issued representing a fraction of a Unit.

          B. The Partnership shall issue a new Unit Certificate in place of any Unit Certificate previously issued if the owner of the Units represented by such Unit Certificate, as reflected on the books and records of the Partnership:

              (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that such previously issued Unit Certificate has been lost, destroyed, or stolen;

              (ii) requests the issuance of a new Unit Certificate before the Partnership has notice that such previously issued Unit Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

              (iii) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with such surety or sureties and with fixed or open penalty, as the General Partner may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction, or theft of such previously issued Unit Certificate; and

              (iv) satisfies any other reasonable requirements imposed by the General Partner.

          When a previously issued Unit Certificate has been lost, destroyed, or stolen, and the Partner fails to notify the Partnership within a reasonable time after he has notice of such event, and a transfer of Units represented by the Unit Certificate is registered on the books and records of the Partnership before the Partnership receives such notification, the Partner shall be precluded from making any claim against the Partnership with respect to such transfer or for a new Unit Certificate.

          Section 3.11. Initial Working Capital Reserve. In the event that the initial working capital reserve of the Partnership following the admission of the Initial Limited Partners, determined after the payment of all Organization and Offering Expenses, Acquisition Fees, and Acquisition Expenses (the "Initial Working Capital Reserve"), is less than $1,500,000, the General Partner shall make a capital contribution in the amount of such difference to the Partnership in cash. Contributions pursuant to this Section 3.11 shall be reflected in the Capital Account of the General Partner.

                                 ARTICLE FOUR

                      ALLOCATIONS OF PROFITS AND LOSSES:
                  DISTRIBUTIONS OF CASH AND CERTAIN PROCEEDS

          Section 4.01. Allocation of Net Profits. Subject to the provisions of Section 4.10, Net Profits with respect to each Fiscal Year will be allocated among the Partners, pro rata, in proportion to the distributions of Cash Available for Distribution to the Partners with respect to such Fiscal Year (including distributions of Cash Available for Distribution made in a subsequent Fiscal Year with respect to the immediately preceding Fiscal Year for which Net Profits are being allocated); provided, however, that if Net Profits with respect to a Fiscal Year exceed distributions of Cash Available for Distribution with respect to such Fiscal Year, Net Profits with respect to such Fiscal Year shall be allocated in accordance with the ratio in which Cash Available for Distribution would have been distributed had an amount of cash equal to such Net Profits been available for distribution.

          Section 4.02. Allocation of Net Losses. Subject to the provisions of Section 4.10, Net Losses for each Fiscal Year shall be allocated 1% to the General Partner and 99% to the Limited Partners.

          Section 4.03.  Allocations of Gain and Loss.

          A. Subject to the provisions of Section 4.10, Gain recognized by the Partnership shall be allocated (after giving effect to the allocations referred to in Sections 4.01 and 4.02 and all distributions other than distributions pursuant to Section 4.07B) with respect to any Fiscal Year in the following order of priority:

               (i) first, to all Partners whose Capital Accounts have negative balances, in the ratio of such negative balances until such negative balances are brought to zero;

               (ii) second, to the Limited Partners in the amount necessary to bring the aggregate of their Capital Account balances to an amount equal to 99% of the Capital Priority Amount and to the General Partner in the amount necessary to bring its Capital Account balance to an amount equal to 1% of the Capital Priority Amount; provided, however, that if there is insufficient Gain to bring such balances to such levels, then (a) Gain first shall be allocated so as to cause the ratio of the aggregate balance in the Capital Account of the Limited Partners to the General Partner's Capital Account balance to be 99 to 1 and (b) any remaining Gain allocable pursuant to this subsection
          (ii) shall be allocated 99% to the Limited Partners and 1% to the General Partner; and

               (iii) thereafter, any remaining Gain shall be allocated among the Partners so that, to the extent possible, the ratio of (A) the aggregate balance in the Capital Accounts of the Limited Partners in excess of 99% of the Capital Priority Amount to (B) the balance in the General Partner's Capital Account in excess of 1% of the Capital Priority Amount, is 80 to 20.

          B. Subject to the provisions of Section 4.10, Losses recognized by the Partnership shall be allocated (after giving effect to the allocations referred to in Sections 4.01 and 4.02 and all distributions other than distributions pursuant to Section 4.07B) with respect to any Fiscal Year in the following order of priority;

               (i) first, Losses shall be allocated to the Partners with positive Capital Account balances until all positive balances in the Partners' Capital Accounts shall have been eliminated, with such allocation being made in proportion to the outstanding positive Capital Account balances; and

               (ii) second, all remaining Losses shall be allocated 100% to the General Partner.

          Section 4.04. Allocation Among Limited Partners of Net Profits, Gains, Net Losses, and Losses. Subject to the provisions of Section 4.10, any Net Profits, Gains, Net Losses, or Losses for any Fiscal Year allocable to the Limited Partners shall be allocated among the Limited Partners pro rata in accordance with the number of Units owned by each as of the end of such Fiscal Year; provided that if any Unit is assigned during the Fiscal Year in accordance with this Agreement, (a) the Net Profits or Net Losses that are so allocable to such Unit shall be allocated between the assignor and assignee of such Unit according to the number of Accounting Periods in such Fiscal Year each owned such Unit, and (b) any Gains or Losses allocable to the Limited Partners shall be allocated among the Limited Partners who held Units on the last day of the Fiscal Quarter in which the sale or disposition giving rise to such Gains or Losses occurred, pro rata in accordance with the number of Units owned by each such Limited Partner. If any Unit is purported to be assigned by a Limited Partner other than on the first day of a Fiscal Quarter (in contravention of this Agreement), then the Partnership shall not recognize such assignment for the purposes of allocating Net Profits, Gains, Net Losses, or Losses or for any other purpose unless the assignment is permitted by Section 7.01 hereof and then only as of the first day of the next Fiscal Quarter commencing after the expiration of 15 days from the receipt by the Partnership of an application for such assignment.

          Section 4.05.  Distribution of Cash Available for Distribution.

          A. Cash Available for Distribution with respect to each Fiscal Year shall be distributed quarterly as follows:

               (i) first, until the Partners shall have received with respect to such Fiscal Year an amount equal to the Partners' Preferred Distribution, 1% to the General Partner and 99% to the Limited Partners;

               (ii) second, through and including the end of the Accounting Period during which the Partners have received cumulative distributions of Capital Receipts pursuant to Sections 4.06(ii) and 4.07A(ii) equal to $42,089,394, 1% to the General Partner and 99% to the Limited Partners;

               (iii) third, through and including the end of the Accounting Period during which the Partners have received cumulative distributions of Capital Receipts pursuant to Sections 4.06(ii) and 4.07A(ii) equal to $84,178,788, 10% to the General Partner and 90% to the Limited Partners; and

               (iv) thereafter, 20% to the General Partner and 80% to the Limited Partners.

          B. Cash Available for Distribution shall be distributed to the Partners within 45 days after the end of each Fiscal Quarter. For purposes of
Section 4.05A(i) above, distributions made in a subsequent Fiscal Year with respect to the last Fiscal Quarter of the immediately prior Fiscal Year shall be considered made with respect to such prior Fiscal Year.

          C. The partners' Preferred Distribution for 1990 will be prorated, based upon the number of days in each Fiscal Quarter (assuming for purposes hereof that the third Fiscal Quarter commenced on July 22, 1990).

          Section 4.06. Distribution of Refinancing Proceeds. Refinancing Proceeds from a refinancing or borrowing shall, unless the General Partner, in its reasonable discretion, shall determine to retain any such amounts in the Partnership in accordance with Section 5.08, be distributed, as soon as is reasonably practicable after the transaction occurs, as follows:

               (i) first, until the Partners shall have received distributions pursuant to this Section 4.06(i) of Refinancing Proceeds from such refinancing or borrowing equal to the then outstanding Partners' 12% Preferred Distribution, 1% to the General Partner and 99% to the Limited Partners;

               (ii) second, until the Partners shall have received cumulative distributions of Capital Receipts pursuant to this Section 4.06(ii) and Section 4.07A(ii) equal to the Partners' Capital Contributions, 1% to the General Partner and 99% to the Limited Partners; and

               (iii) thereafter, 20% to the General Partner and 80% to the Limited Partners.

          Section 4.07.  Distribution of Sale Proceeds.

          A. Sale Proceeds from the sale or other disposition of less than substantially all of the assets of the Partnership shall, unless the General Partner, in its reasonable discretion, shall determine to retain any such amounts in the Partnership in accordance with Section 5.08, be distributed, as soon as is reasonably practicable after the transaction occurs, as follows:

               (i) first, until the Partners shall have received distributions pursuant to this Section 4.07A(i) of Sale Proceeds from such sale or other disposition equal to the then outstanding Partners' 12% Preferred Distribution, 1% to the General Partner and 99% to the Limited Partners;

               (ii) second, until the Partners shall have received cumulative distributions of Capital Receipts pursuant to this Section 4.07A(ii) and Section 4.06(ii) equal to the Partners' Capital Contributions, 1% to the General Partner and 99% to the Limited Partners; and

               (iii) thereafter, 20% to the General Partner and 80% to the Limited Partners.

          B. As provided in Section 8.02, Sale Proceeds from the sale of all or substantially all of the assets of the Partnership, or from a related series of Inn sales that, taken together, result in the sale of substantially all of the assets of the Partnership, will be distributed to the Partners in accordance with their Capital Account balances, as adjusted to take into account Gain or Loss resulting from such sale or sales.

          Section 4.08. Distribution Among Limited Partners of Cash Available for Distribution, Refinancing Proceeds, and Sale Proceeds. Cash Available for Distribution distributable with respect to any Fiscal Quarter to the Limited Partners pursuant to Section 4.05 shall be distributed to the Limited Partners pro rata in accordance with the number of Units owned by each as of the end of such Fiscal Quarter. Capital Receipts distributable to the Limited Partners pursuant to Section 4.06 or Section 4.07A shall be distributed to the Limited Partners pro rata in accordance with the number of Units owned by each such Limited Partner on the last day of the Fiscal Quarter in which the transaction giving rise to such proceeds was completed. If a Unit is purported to be assigned by a Limited Partner other than on the first day of a Fiscal Quarter (in contravention of this Agreement), then the Partnership shall not recognize such assignment for the purpose of distributing amounts pursuant to Sections 4.05, 4.06, and 4.07 or for any other purpose unless the assignment is permitted by Section 7.01 hereof, and then only as of the first day of the next Fiscal Quarter commencing after the expiration of 15 days from the receipt by the Partnership of an application for such assignment.

          Section 4.09. Section 754 Adjustments. For income tax purposes (but not for purposes of adjusting the Capital Accounts of the Partnership, except as otherwise provided in section 1.704-1(b)(2)(iv) of the Treasury Regulations), appropriate adjustments shall be made in the information furnished to affected Limited Partners with respect to allocations under this Article Four in order to reflect adjustments in the basis of Partnership property permitted pursuant to any election under section 754 of the Code if the General Partner, in its sole discretion, makes such election. If such an election is made, the Partnership shall make the basis adjustments and calculate depreciation deductions in accordance with such adjustments for those transferee Limited Partners who advise the Partnership of this obligation and provide sufficient information to enable the Partnership to determine when, and at what price, such transferee Limited Partners acquired Units. In the case of a transferee Limited Partner who does not advise the Partnership of such information, the Partnership shall attempt to supply such Limited Partner with reasonably available information that will permit such Limited Partner to make the required basis adjustment calculation.

          Section 4.10. Special Allocations. The following provisions shall apply notwithstanding the provisions of Sections 4.01, 4.02, 4.03, and 4.04. In the event that there is a conflict between any of the following provisions, the earlier listed provision shall govern.

          A. If there is a net decrease in the Minimum Gain attributable to Nonrecourse Liabilities during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the greater of the following:

               (i) the portion of such Partner's share of the net decrease in such Minimum Gain during such year (as such share is determined pursuant to section 1.704-1T(b)(4)(iv)(f) of the Treasury Regulations) that is allocable to the disposition of

          Partnership property subject to one or more Nonrecourse Liabilities (as such allocable portion is determined pursuant to section 1.704-1T(b)(4)(iv)(e)(2) of the Treasury Regulations); or

               (ii) such Partner's Adjusted Capital Account Deficit at the end of such year (determined, for this purpose, before any allocation for such year of any items of income, gain, loss, or deduction or items described in section 705(a)(2)(B) of the Code).

          It is intended that items to be so allocated shall be determined and the allocations made in accordance with the minimum gain chargeback requirement of section 1.704-1T(b)(4)(iv)(e) of the Treasury Regulations, and this Section 4.10A shall be interpreted consistently therewith.

          B. If there is a net decrease in the Minimum Gain attributable to Partner Nonrecourse Debts during any Fiscal Year, each Partner who has a share of the Minimum Gain attributable to such Partner Nonrecourse Debts shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) to the extent of an amount equal to the greater of the following:

               (i) the portion of such Partner's share of the net decrease in such Minimum Gain during such year that is allocable to the disposition of Partnership property subject to one or more Partner Nonrecourse Debts (as such allocable portion is determined pursuant to section 1.704-1T(b)(4)(iv)(h) of the Treasury Regulations); or

               (ii) such Partner's Adjusted Capital Account Deficit at the end of such year (determined, for this purpose, before any allocation for such year of any items of income, gain, loss or deduction or items described in section 705(a)(2)(B) of the Code).

          It is intended that items to be so allocated shall be determined and the allocations made in accordance with the minimum gain chargeback requirement of section 1.704-1T(b)(4)(iv)(h) of the Treasury Regulations, and this Section 4.10B shall be interpreted consistently therewith.

          C. In the event a Partner unexpectedly receives in any taxable year any adjustments, allocations, or distributions described in section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Treasury Regulations that cause or increase an Adjusted Capital Account Deficit of such Partner, items of Partnership income and gain shall be specially allocated to such Partner in such taxable year (and, if necessary, in subsequent taxable years) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. It is intended that items to be so allocated shall be determined and the allocations made in accordance with the "qualified income offset" requirement of section 1.704-1(b)(ii)(d) and this Section 4.10C shall be interpreted consistently therewith.

          D. No Net Losses, Losses, or Partnership deductions for any Fiscal Year shall be allocated to any Limited partner to the extent such allocation would cause or increase an Adjusted Capital Account Deficit with respect to such Partner, and such Net Losses, Losses, or Partnership deductions shall be instead be allocated to the General Partner.

          E. If in any Fiscal Year there is a net increase during such year in the amount of Minimum Gain attributable to a Partner Nonrecourse Debt, any Partner bearing the economic risk of loss with respect to such debt (within the meaning of section 1.752-1T(d)(3) of the Treasury Regulations) shall be specially allocated items of Partnership loss or deduction in an amount equal to the excess of (i) such Partner's share of the amount of such net increase, over
(ii) the aggregate amount of any distributions during such year to such Partner of the proceeds of such debt that are allocable to such increase in Minimum Gain. It is intended that items to be so allocated shall be determined and the allocations made in accordance with the required allocations of "partner nonrecourse deductions" pursuant to section 1.704-1T(b)(4)(iv)(h) of the Treasury Regulations and this Section 4.10E shall be interpreted consistently therewith.

          F. Selling commissions and similar fees that are "syndication expenses," as described in the Treasury Regulations under section 709 of the Code, paid or incurred by the Partnership in any Fiscal Quarter in respect of any Unit shall be specially allocated to and charged to the Capital Account of the Limited Partner owning such Unit during such Fiscal Quarter. Any other such syndication expenses shall be allocated and charged to the Capital Accounts of the Partners in the following manner: first, to the General Partner to the extent of Capital Contributions made by it pursuant to Section 3.11A and thereafter, 99% to the Limited Partners and 1% to the General Partner.

          G. "Recapture income," if any, realized by the Partnership pursuant to section 1245 or section 1250 of the Code allocated to the Partners under Sections 4.01, 4.02, or 4.03 shall be allocated, to the extent possible, to the Partners to whom (or to whose predecessors in interest) the prior corresponding depreciation deductions were allocated, such allocations to be made pro rata to the Partners in accordance with the manner in which such depreciation deductions were allocated.

          H. In the event that any fees, interest, or other amounts paid to a Partner or an Affiliate of a Partner pursuant to this Agreement, the Ground Leases, the Management Agreement, or any other agreement between the Partnership and such Partner or Affiliate providing for the payment of such amounts, and deducted by the Partnership, whether in reliance upon section 162, 163, 707(a), or 707(c) of the Code or otherwise, are disallowed as deductions to the Partnership on its federal income tax return for the Fiscal Year in or with respect to which such amounts are paid and are treated instead as Partnership distributions, then:

                   (i) the Net Profits or Net Losses, as the case may be, for the Fiscal Year in or with respect to which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are disallowed and treated as Partnership distributions; and

                   (ii) there shall be allocated to the Partner who received (or whose Affiliate received) such payments an amount of gross income for the Fiscal Year in or with respect to which such fees, interest or other amounts were paid equal to the amount of such fees, interest or other amounts that are so disallowed and treated as Partnership distributions.

          I. If the Partnership acquires property by purchase or exchange from a transferor who, on the transaction, sustained a loss not allowable in whole or in part as a deduction by reason of section 267(a)(1) of the Code, and the Partnership subsequently realizes an amount of gain on the sale or other disposition of the property which is not recognized by reason of section 267(d), then

                   (i) the amount of Gain allocated under Section 4.03A to the Partner or Partners related to such transfer shall be deemed to consist of the Section 267(d) Gain to the extent of the lesser of the amount of the Section 267(d) Gain or the amount of Gain allocated to such Partner(s) pursuant to Section 4.03A; and

                   (ii) if the amount of the Section 267(d) Gain exceeds the amount of Gain allocated to the Partner or Partners related to such transferor pursuant to Section 4.03A, the amounts of Gain allocated to the other Partners under Section 4.03A shall be deemed to consist pro rata of such excess Section 267(d) Gain.

          J. If the closing with respect to the Initial Public Offering occurs in 1989, any Net Losses and Net Profits for the Fiscal Year of the Partnership ending on December 31, 1989 will be allocated to the General Partner.

          Section 4.11.  Operating Rules.

          A. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of
Section 1.752-1T(e)(3)(ii) of the Treasury Regulations, the General Partner's interest in Partnership profits shall equal 1% and the Limited Partners' aggregate interest in Partnership profits shall equal 99%. Each Limited Partner's share of Partnership profits shall be the product of 99% times a fraction, the numerator of which is the total number of Units owned by such Limited Partner as of the time as of which the determination of such Limited Partner's share is being made and the denominator of which is the total number of Units as of such time.

          B. Except as otherwise specifically provided in this Agreement, the distributive share of a Partner of each specific deduction and item of income, loss, and credit of the Partnership for Federal income tax purposes shall be the same as such Partner's share of Net Profits, Gains, Net Losses, or Losses, as the case may be, for such Fiscal Year.

          C. For purposes of this Agreement, any amount of taxes required to be withheld by the Partnership with respect to any Partner or required to be paid by the Partnership in respect of any Partner's tax obligation shall be deemed to be a distribution or payment to such Partner and shall reduce the amount otherwise distributable to such Partner pursuant to this Agreement.

          D. In the event of a sale or other disposition of less than substantially all of the assets of the Partnership, (i) for purposes of determining the balances in the Capital Accounts of the Partners in order to allocate Gain or Loss recognized from such sale or disposition pursuant to
Section 4.03, each Partner's Capital Account balance shall be deemed to include any amount that such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5) of the Treasury Regulations (determined after taking into account any changes during such year in Minimum Gain, including changes in Minimum Gain resulting from such sale or other disposition); and (ii) for purposes of determining the Capital Accounts order to allocate loss recognized from such sale or disposition pursuant to Section 4.03B, each Partner's Capital Account shall be reduced by the items described in sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

                                  ARTICLE FIVE

               RIGHTS, POWERS, AND DUTIES OF THE GENERAL PARTNER

          Section 5.01. Authority of the General Partner to Manage the Partnership.

          A. The General Partner shall have the exclusive right and power to conduct the business and affairs of the Partnership and to do all things necessary to carry on the business of the Partnership in accordance with the provisions of this Agreement and applicable law, and is hereby authorized to take any action of any kind and to do anything and everything it deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. Except as expressly provided herein, the authority to conduct the business of the Partnership shall be exercised only by the General Partner. Subject to Section 5.01E, the General Partner may appoint, contract, or otherwise deal with any Person, including employees of its Affiliates, to perform any acts or services for the Partnership necessary or appropriate for the conduct of the business and affairs of the Partnership.

          B. No Limited Partner shall participate in or have any control whatsoever over the Partnership's business or have any authority or right to act for or bind the Partnership; provided, however, that any action of the Limited Partners which for purposes of the Act would not constitute such participation or control shall not be deemed such for purposes of this Agreement. The Limited Partners hereby unanimously Consent to the exercise by the General Partner of the powers conferred on it by this Agreement, subject to the restrictions and limitations set forth in this Agreement or this Act.

          C. Except to the extent otherwise provided herein, the General Partner is hereby authorized, without the Consent of the Limited Partners, to:

               (i) execute any and all agreements (including the Purchase Agreement, the Ground Leases, the Management Agreement, the Loan Agreement, and the Limited Debt Service Guarantee, which agreements shall be deemed to satisfy all requirements of this Agreement), contracts, documents, certifications and instruments necessary or convenient in connection with the acquisition, development, financing, management, maintenance, operation, sale, or other disposition of the Partnership's properties and assets except as otherwise limited by this Agreement;

               (ii) borrow money from itself or others (including Affiliates of any general partner of the Partnership) and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership and to secure the same by mortgage, pledge, or other lien on the assets of the Partnership, such borrowing and security to be only with respect to the following: (a) any amounts advanced by the General Partner or an Affiliate of the General Partner (including, without limitation, advances by Marriott under the Limited Debt Service Guarantee), which amounts may or may not be secured, or any other lender to enable the Partnership to satisfy its obligations arising in the normal course of its business, to make payments of principal, interest, premium, or penalty on any debt of the Partnership or to make capital repairs, improvements, and expansions, (b) the debt under the Loan Agreement,
          (c) amounts incurred for the purpose of making distributions to the Partners (which, in the case of a borrowing to make a distribution to the Partners with respect to any unpaid Partners' Preferred Distribution, shall be borrowed from the General Partner, shall not exceed an amount equal to the Cash Available for Distribution (other than prior borrowings pursuant to this parenthetical included therein) with respect to the 13 Accounting Periods ending on the last day of the Fiscal Quarter for which such distribution is to be made, and shall be based on funds of the Partnership reasonably expected to be received within the following 12 months), (d) any indebtedness the incurrence of which has been specifically Consented to by the Limited Partners under Section 5.02B, (e) any indebtedness incurred to refinance (and thereafter further refinance as often as shall be necessary) the unamortized portion of any of the foregoing (including the costs of such refinancing) from time to time (including, without limitation, indebtedness from third parties to finance the payment of amounts payable under the Management Agreement), or (f) any indebtedness that the General Partner otherwise has determined, in accordance with its fiduciary duties as a general partner, is in the best interests of the Partnership and the Limited Partners; provided, however, that in connection with the borrowing of money on a nonrecourse basis, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor;

               (iii) prepay in whole or in part, refinance (to the extent permitted by clause (ii) above), fix the interest rate on, recast, modify or extend any mortgage debt affecting or encumbering any of the Partnership's property and in connection therewith to execute any extensions, consolidations, modifications, or renewals of mortgages on any assets of the Partnership;

               (iv) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services, lend money, or sell property to or purchase property from the General Partner or any Affiliate of the General Partner. No such dealing, engaging in business, or providing of services may involve any direct or indirect payment by the Partnership of any rebate or any reciprocal arrangement for the purpose of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner;

               (v) engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of, the purposes of the Partnership, as may be lawfully carried on or performed by a limited partnership under the laws of the State of Delaware and in each state where the Partnership has been qualified to do business; and

               (vi) take such actions (including, but not limited to, amending this Agreement) as the General Partner determines are advisable or necessary, based upon advice of counsel to the Partnership, and will not result in any material adverse effect on the economic position of holders of a majority of the Units, (a) to preserve the tax status of the Partnership as a partnership for Federal income tax purposes, (b) to conform this Agreement to (i) the Act for the purpose of preserving the tax status of the Partnership as a partnership for Federal income tax purposes, or (ii) provisions of the Code or the Treasury Regulations relating to taxation of partners and partnerships, including, without limitation, any changes thereto, or (c) in the event that any provision of the Code or the Treasury Regulations causes the terms of this Agreement to differ to the detriment of the Limited Partners from the terms as contemplated by the Partners (as reflected in the Prospectus), to modify this Agreement in a manner designed to ameliorate such difference.

          D. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the Secretary or any Assistant Secretary of the General Partner, thereunto duly authorized, as to:

               (i) the identity of the General Partner or any Limited Partner;

               (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to the acts by the General Partner or in any other manner germane to the affairs of the Partnership;

               (iii) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; and

               (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

          E. Except as otherwise specifically set forth herein (including, without limitation Section 5.04) or in the Prospectus and except for (a) legal and financial services (other than in connection with administrative services described in Section 5.04) and procurement services rendered by employees of the General Partner and Affiliates of the General Partner (which services shall be reasonably necessary to the prudent operation of the business and shall be rendered upon commercially reasonable terms, for compensation that is less than or equal to 90% of the compensation that would be charged by an unaffiliated third party, and upon terms and conditions that are, in the reasonable judgment of the General Partner (and in making such judgment the General Partner must not be negligent or guilty of misconduct), as favorable to the Partnership as the terms and conditions that the Partnership could obtain from unaffiliated third parties, for the same purpose in the geographic location where the General Partner has its place of business), (b) architectural and engineering services (which must satisfy the conditions of Section 5.01E(viii) below), and (c) services rendered pursuant to the Management Agreement, neither the General Partner nor any Affiliate of the General Partner shall perform any service for which compensation is to be paid by the Partnership, or sell or lease any goods or materials to the Partnership or advance or lend any funds to the Partnership, unless the agreements, contracts, and arrangements between the Partnership and the General Partner or such Affiliate of the General Partner relating to such services are performed in extraordinary circumstances and satisfy all of the following conditions, those relating to good or materials satisfy all the following conditions, and those relating to advances or loans to the Partnership satisfy the conditions of Section 5.01E(vi) and Section 5.08(xvi) below:

               (i) such services, goods, or materials must be reasonably necessary to the prudent operation of the business of the Partnership;

               (ii) the General Partner or any such Affiliate must have the ability to render the services or to sell or lease the goods or materials covered thereby and must have been previously engaged in the business or rendering such services or selling or leasing such goods or materials, independently of the Partnership and as an ordinary and ongoing business;

               (iii) such agreements, contracts, or arrangements must be fair to the Partnership and reflect commercially reasonable terms and conditions that, in the reasonable judgment of the General Partner (and in making such judgment the General Partner must not be negligent or guilty of misconduct), are as favorable to the Partnership as the terms and conditions that the Partnership could obtain from unaffiliated third parties for the same purpose, shall provide for compensation to the General Partner or any such Affiliate at the lesser of the actual cost or 90% of the competitive price that would be charged for such services, goods, or materials by unaffiliated third parties, and shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefor, and the compensation and other terms thereof shall be fully disclosed in the reports furnished to Limited Partners pursuant to Sections 9.04B and 9.04C;

               (iv) neither the General Partner nor any such Affiliate may participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement;

               (v) no such agreement, contract, or arrangement as to which the Limited Partners had previously given Consent may be amended in such manner as to increase the fees or other compensation payable to the General Partner or any such Affiliate or to decrease the responsibilities or duties of the General Partner or any such Affiliate in the absence of the Consent contemplated by Section 5.02B(iii);

               (vi) any such agreement, contract, or arrangement which relates to or secures any funds advanced or loaned to the Partnership by the General Partner or any such Affiliate must reflect commercially reasonable terms, such loan or advance must be on terms and conditions that, in the reasonable judgment of the General Partner (and in making such judgment the General Partner must not be negligent or guilty of misconduct), are as favorable to the Partnership as the terms and conditions that the

          Partnership could obtain from unaffiliated third parties or banks for the same purpose in the geographic location where the property securing such loan is located (in the case of loans made in connection with a single property or several properties in a single geographic location) or, in all other cases, where the General Partner has its principal place of business (without reference to the financial abilities or guarantees of the General Partner or any Affiliate of the General Partner), and no prepayment charge or penalty shall be required on any such loan or advance; provided, however, that any advances by Marriott under the Limited Debt Service Guarantee shall be deemed to satisfy the provisions of this Section 5.01E(vi);

               (vii) any such agreement, contract, or arrangement which relates to the performance of services or to the sale or lease of goods or materials (other than the Management Agreement) shall contain a clause allowing termination without penalty on sixty days' notice;

               (viii) with respect to architectural and engineering services for the Inns, the Person rendering such services shall satisfy the requirements of Section 5.01E(ii) (including the rendering of such services to other properties owned or managed by the General Partner or any of its Affiliates) and the compensation to and other arrangements with such Person in connection therewith shall satisfy the requirements of Sections 5.01E(iii) and (ix) (with actual cost including the cost of any appraisal if required hereunder); provided, however, that the cost of such services shall not exceed 90% of the amount the Partnership would have been required to pay an unrelated third party; and provided, further, that if the total cost of any single improvement to any Inn shall exceed $250,000 and the General Partner or any of its Affiliates shall have rendered architectural or engineering services in connection with such improvement, the Partnership shall obtain, at the General Partner's expense, an appraisal of the fair market value of such improvement from an independent appraiser and, if the cost of such improvement to the Partnership (including the cost of such appraisal) exceeds its fair market value, then the Person rendering such services shall not be entitled to reimbursement of its costs of performing such services to the extent of such excess; and

               (ix) the General Partner and its Affiliates shall not be entitled to compensation for the cost of (a) depreciation, utilities, capital equipment, and other overhead and related administrative items related to services performed hereunder (except that the General Partner and its Affiliates may be reimbursed for computer time); and (b) salaries, fringe benefits, travel expenses, and other administrative items related to services performed hereunder incurred by or allocated to any "controlling persons" of the General Partner or its Affiliates (except that the General Partner and its Affiliates may be reimbursed for travel expenses incurred in extraordinary circumstances and directly attributable to the rendering of such services); for purposes of this Section 5.01E(ix), "controlling persons" means "the chairman or any member of the board of directors of the General Partner, Marriott, Host, or other Affiliates of the General Partner; executive management, including the president, vice-presidents, the secretary, and the treasurer of the General Partner, Marriott, Host, and other Affiliates of the General Partner; and any Person (including Host and Marriott in their corporate capacities but not including employees thereof unless otherwise included in "controlling persons") holding five percent or more of the voting securities of the General Partner, Marriott, Host, or such other Affiliates"; and the Partnership shall not compensate the General Partner or its Affiliates for the actual cost of services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee, if any.

          F. In addition to any specific contracts or agreements described herein, the Partnership may enter into any other contracts or agreements specifically described in the Prospectus (including the Agency Agreement and the Escrow Agreement, entered into in connection with the sale of the Units, which agreements shall be deemed to satisfy all requirements of this Agreement) without any further act, approval, or vote of the Limited Partners that are not inconsistent with this Agreement.

          Section 5.02.  Restrictions on Authority of the General Partner.

          A. Without the Consent of all of the Limited Partners, the General Partner shall not have authority on behalf of the Partnership to:

               (i) do any act in contravention of this Agreement;

               (ii) except as otherwise provided in this Agreement, do any act which would make it impossible to carry on the ordinary business of the Partnership;

               (iii) confess a judgment in excess of $100,000 against the Partnership;

               (iv) convert property of the Partnership to its own use, or possess or assign any rights in specific property of the Partnership for other than a purpose of the Partnership;

               (v) admit a Person as a Limited Partner or as a General Partner, except as provided in this Agreement;

               (vi) perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided for herein or under the Act;

               (vii) list, recognize, or facilitate the trading of the Interests (or any interest therein) on any "established securities market" within the meaning of section 7704 of the Code, or permit any of its Affiliates (or to the extent the General Partner has rights with respect thereto, the Selling Agent or any of its Affiliates) to take such actions, if as a result thereof the Partnership would be taxed for Federal income tax purposes as an association taxable as a corporation; or

               (viii) create for the Interests (or any interest therein) a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize, or facilitate the trading of the Interests (or any interest therein) on any such market, or permit any of its Affiliates (or to the extent the General Partner has rights with respect thereto, the Selling Agent or any of its Affiliates) to take such actions, if as a result thereof the Partnership would be taxed for Federal income tax purposes as an association taxable as a corporation.

          B. Without the Consent of the Limited Partners, the General Partner shall not have the authority on behalf of the Partnership to:

               (i) have the Partnership acquire interests in other hotel properties, in addition to the Inns, or in other assets not reasonably related to the conduct of the Partnership's business as set forth in
          Section 2.03;

               (ii) sell any Inn to the General Partner or an Affiliate of the General Partner unless the aforesaid Consent of the Limited Partners has been obtained and the following procedures have been followed: (a) the General Partner shall give not less than 30 days' notice of the proposed sale to the Limited Partners, which notice shall set forth the price and other material terms and conditions on which the proposed transaction is to be effected; (b) the Partnership shall obtain three appraisals of the fair market sales value of the Inn to be sold, such appraisals to be prepared by independent, nationally recognized appraisers experienced in the valuation of hotel properties selected by the General Partner (the cost of all such appraisals to be borne by the General Partner or Affiliate); (c) such appraiser shall not have, directly or indirectly, any material interest in or material business or professional relationship with the General Partner or any of its Affiliates and the compensation of each such appraiser shall be determined and embodied in a written contract before such appraisal is prepared; (d) the price at which the sale is effected shall not be less than the average of the three amounts determined by the three appraisers, disregarding entirely any appraisal that differs by more than 20% from the amount determined by the appraiser whose determination is between the highest and lowest of the amounts determined by the three appraisers (in the case of a purchase pursuant to the right of first refusal granted to the Manager, the price shall not be less than the higher of such average or the price offered to the Partnership by a third party); (e) the purchase price must be payable in cash; (f) no real estate commission may be paid by the Partnership in connection with such sale; and (g) the General Partner shall include copies of such appraisals with the aforesaid notice to the Limited Partners;

               (iii) effect any amendment to any agreement, contract, or arrangement with the General Partner or any of its Affiliates which adversely effects the rights of or benefits to the Limited Partners or, in the case of the Purchase Agreement, the Ground Leases, the Limited Debt Service Guarantee, and the Management Agreement, which reduces the responsibilities or duties of the General Partner as a general partner of the Partnership or any of its Affiliates under this Agreement or any such other agreement, or which increases the compensation payable to the General Partner or any of its Affiliates hereunder or thereunder; provided, however, the foregoing shall not be deemed to require the Consent of the Limited Partners for the General Partner to cause the Partnership to enter into a new management agreement with respect to the Inns, on terms substantially the same as those in the Management Agreement as contemplated therein, in the event of the refinancing of fewer than all of the Inns;

               (iv) incur debt of the Partnership except as set forth in Section 5.01C(ii);

               (v) agree to the addition of transient guest rooms at an Inn unless the Inn has had an average occupancy rate of at least 70% for a consecutive period of at least 13 Accounting Periods immediately prior to commencement of construction of the addition;

               (vi) make any election to continue beyond its term, discontinue, or dissolve the Partnership;

               (vii) voluntarily withdraw as a General Partner;

               (viii) permit or cause the Partnership to incur any debt in excess of $250,000 (except the debt pursuant to the Loan Agreement and liabilities to Marriott and its Affiliates with respect to the Limited Debt Service Guarantee) otherwise permitted to be incurred pursuant to the terms of this Agreement if such debt would not constitute in its entirety "qualified nonrecourse financing" within the meaning of section 465(b)(6)(B) of the Code and the applicable Treasury Regulations and a

          Nonrecourse Liability, unless (a) the General Partner, in accordance with its fiduciary duties as a general partner and taking into consideration both the reasonably foreseeable tax consequences to the Limited Partners as a group and the alternatives that the General Partner believes are reasonably available to the Partnership, determines that such action is not detrimental to the best interests of the Limited Partners (and in making such determination, the General Partner may rely upon an opinion of independent counsel as to the tax consequences to the Limited Partners as a group), or (b) the General Partner shall have obtained the Consent of the Limited Partners to such action;

               (ix) cause the Partnership to merge or consolidate with any other entity;

               (x) accept the substitution of more than five (5) Inns under the Purchase Agreement; sell, lease, or otherwise dispose (or consent to the sale, lease, or other disposition), directly or indirectly, in one transaction or a series of related transactions, of the greater of (1) 15 of the Inns or any interest therein, or (2) a number of the Inns or any interest therein for which the aggregate original purchase price and Development Fee, as allocated in the Purchase Agreement, exceeds 30% of the total purchase price and Development Fee paid by the Partnership for the Inns; or sell, lease, or otherwise dispose (or consent to the sale, lease, or other disposition), directly or indirectly, in one transaction or a series of related transactions, of any of the Inns or any interest therein if the purchaser, lessee, or other transferee is the General Partner or any Affiliate thereof, except in accordance with Section 5.02B(ii);

               (xi) cause the Partnership to sell all or substantially all of the assets of the Partnership in one transaction or a series of related transactions, except upon dissolution and liquidation in accordance with Article Eight; or

               (xii) cause the Partnership to incur any debt that would result in Refinancing Proceeds being distributed to the Partners unless such Refinancing Proceeds are distributed to the Partners in the same taxable year in which the Partnership incurred such liability.

          C. Any transaction between the Partnership and the General Partner or an Affiliate that is effected with the requisite Consent of the Partners in accordance with this Section 5.02 after disclosure to the Limited Partners of all the material terms thereof shall be deemed to satisfy the requirements of
Section 5.01E.

          Section 5.03.  Duties and Obligations of the General Partner.

          A. The General Partner shall take all action which may be necessary or appropriate for the acquisition, development, maintenance, preservation, and operation of the properties and assets of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations (it being understood and agreed, however, that the General Partner shall be permitted to cause the partnership to contract with other Persons for the direct performance of day-to-day management or operational services for the Inns and other properties of the Partnership (and to pay fees therefor in such amounts as the General Partner determines to be fair and equitable) and that the General Partner shall have no obligation to perform such services itself, the General Partner's obligation with respect thereto being limited to using its best efforts to cause the Partnership to locate and employ a manager or operator to perform such services). The General Partner shall have fiduciary responsibility for the safekeeping and use of the funds and assets of the Partnership, whether or not in the possession and control of the General Partner, and the General Partner shall not employ or permit any other Person to employ such funds or assets except in accordance with the terms of this Agreement. Notwithstanding the foregoing, however, the General

Partner shall have no liability for any loss sustained by the Partnership as a result of the bankruptcy, receivership, insolvency, or other economic failure of any bank, savings and loan institution, other depositary of funds or entity to or with which funds of the Partnership have been deposited or invested pursuant to Section 9.03, so long as the General Partner would not have liability under
Section 5.06 in the selection of such depositary or the maintenance of Partnership funds thereat.

          B. The General Partner shall not (i) directly or through a subsidiary engage in any business other than that of acting as general partner of the Partnership, (ii) pay dividends or make other distributions or payments on its stock or incur any obligations if, as a result, its net worth would be reduced below the requirement of Section 5.03D, (iii) merge or consolidate with another entity except Marriott or a wholly owned direct or indirect subsidiary of Marriott, (iv) voluntarily dissolve, or (v) borrow any funds or become liable for any obligations of third parties except to the extent that any such borrowings or liabilities are directly related to meeting the financial needs of the Partnership. Host and the General Partner agree that so long as the General Partner is the general partner of the Partnership, its parent company, Host, will not transfer its stock of the General Partner except to a wholly owned, direct or indirect, subsidiary of Marriott and Marriott and the General Partner agree that so long as the General Partner is the general partner of the Partnership, Marriott will not sell the stock of Host unless the stock of the General Partner is thereafter owned by Marriott or a wholly owned, direct or indirect, subsidiary of Marriott. Marriott also shall pay to the Partnership, upon demand, the amount of any losses incurred by the Partnership as a result of the attachment by any creditor of Marriott or any of its Affiliates of any Partnership funds held by or on behalf of the Manager pursuant to the Management Agreement (including, without limitation, Inn working capital and net revenues from Inn operations). In addition, in the event the General Partner fails to make a required payment to the Partnership pursuant to Section 3.05C with respect to a Foreign Investor who purchased Units in the Initial Public Offering or any permitted transferee pursuant to Section 7.01I, Marriott shall pay to the Partnership the amount required to be paid to the Partnership by the General Partner thereunder and shall succeed to all rights and remedies of the General Partner thereunder.

          C. The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder, but the officers and directors of the General Partner shall not be required to devote their full time to the performance of duties of the General Partner.

          D. The General Partner shall have at the time of the admission of the Initial Limited Partners, and shall use its reasonable best efforts to maintain at all times thereafter, a net worth at an amount equal to at least $8,417,878 in excess of its investment in the Partnership.

          E. The General Partner shall take such action as may be necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or owns property or in which such formation or qualification is necessary in order to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification.

          F. Except as otherwise permitted in Section 5.02B(viii), the General Partner shall at all times conduct its affairs and the affairs of the Partnership and all of its Affiliates in such a manner that neither the Partnership nor any Partner nor any Affiliate of any Partner will have any personal liability on any Partnership Debt. The General Partner shall use its best efforts, in the conduct of the Partnership's business, to put all suppliers and other Persons with whom the Partnership does business on notice that the Limited Partners are not personally liable for Partnership obligations, and all agreements to which the Partnership is a party shall include a statement to the effect that the Partnership is a limited partnership organized under the Act; but the General Partner shall not be liable to the Partnership or to any Limited Partner for any failure to give such notice to such suppliers or other Persons or to have any such agreement fail to contain such statement.

          G. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any and all taxes payable by the Partnership whether by way of withholding from distributions to the Partners or otherwise.

          H. The General Partner shall be under a duty to conduct the affairs of the Partnership in good faith and in accordance with the terms of this Agreement and in a manner consistent with the purposes set forth in Section
2.03. Nothing contained in this Agreement is intended or shall be construed to contract away the fiduciary duty of the General Partner to the Limited Partners.

          I. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940.

          J. The General Partner shall monitor the transfers of Interests to determine (i) if such Interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code, and (ii) whether additional transfers of Interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in IRS Notice 88-75 (or such other guidance subsequently published by the IRS setting forth safe harbors under which Interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take (and cause its Affiliates to take) all steps reasonably necessary or appropriate to prevent any trading of Interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

          K. The General Partner shall maintain or cause to be maintained for five (5) years after the closing of the Initial Public Offering a record of the information obtained to indicate that the Initial Limited Partners met the suitability standards employed in connection with the Initial Public Offering and shall obtain a commitment from the Selling Agent to maintain the same record of information required of the General Partner.

          L. From time to time, the General Partner shall consider whether or not, in the reasonable judgment of the General Partner, it would be in the best interests of the Partnership to effectuate a sale or refinancing of all or a portion of the Inns, with all or part of the Capital Receipts from any such sale or refinancing to be distributed to the Partners in accordance with Article Four. If the General Partner, in its reasonable judgment, determines that such a sale or refinancing would be in the best interests of the Partnership, then the General Partner shall, subject to Section 5.02B(x) in the case of a sale, use its reasonable best efforts to cause the Partnership to effectuate such a sale or refinancing. In the event that not all of the Inns have been sold or otherwise disposed of prior to the year 2001, then, subject to Section 5.02B(x) and to the Management Agreement and the Loan Agreement, the General Partner shall use its reasonable best efforts to sell the remaining Inns, in one or more transactions, as it determines appropriate in its reasonable judgment.

          Section 5.04. Compensation of General Partner. The General Partner as general partner of the Partnership shall not in such capacity receive any salary, fees, profits, or distributions except the General Partner shall receive such allocations and distributions to which it may be entitled under Article Four or Article Eight. Notwithstanding the foregoing, however, the

Partnership shall reimburse the General Partner and its Affiliates for the actual cost of goods and materials used for or by the Partnership and obtained from unrelated third parties and for the actual cost of providing any accounting, tax, and other administrative services required or contemplated by this Agreement (excluding services required to be performed under the Management Agreement) to the extent that such goods, materials, and services are reasonably necessary to the prudent operation of the business of the Partnership and the cost thereof is comparable to or less than the amount the Partnership would have been required to pay to an unrelated third party. Notwithstanding the foregoing, the General Partner and its Affiliates shall not be entitled to reimbursement for (i) depreciation, utilities, capital equipment, and other overhead and related administrative items (except that the General Partner and its Affiliates may be reimbursed for computer time and other expenses to the extent incurred in connection with the administration of the Partnership); and (ii) salaries, fringe benefits, travel expenses, and other administrative items incurred by or allocated to any "controlling persons" of the General Partner or its Affiliates (except that the General Partner and its Affiliates may be reimbursed for travel expenses incurred in extraordinary circumstances and directly attributable to the rendering of reimbursable administrative services). For purposes of this
Section 5.04, "controlling persons" means "the chairman or any member of the board of directors of the General Partner, Marriott, Host, or other Affiliates of the General Partner; executive management, including the president, vice-presidents, the secretary, and the treasurer of the General Partner, Marriott, Host, and other Affiliates of the General Partner; and any Person (including Host and Marriott in their corporate capacities but not including employees thereof unless otherwise included in "controlling persons") holding five percent or more of the voting securities of the General Partner, Marriott, Host, or such other Affiliate." Notwithstanding the foregoing provisions of this Section 5.04, the Partnership shall not reimburse the General Partner for expenses related to services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee, if any. All expenses of the Partnership shall be billed directly to and paid by the Partnership, and, except as expressly permitted by this Section 5.04, no reimbursement shall be made therefor to the General Partner or any of its Affiliates. The General Partner and its Affiliates may perform other services for the Partnership in accordance with Section 5.01E.

          Section 5.05. Other Business of Partners. Any Limited Partner may engage independently or with others in other business ventures of every nature and description. Nothing in this Agreement shall be deemed to prohibit any Affiliate of the General Partner from dealing, or otherwise engaging in business with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, financing, management, development, or operation of hotels, motels, restaurants, or other food and lodging facilities and receiving compensation therefor, even if competitive with the business of the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, even if competitive with the business of the Partnership. Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular opportunity (other than an opportunity that is within the scope of the purpose of the Partnership specified in Section 2.03) to the Partnership even if such opportunity is of a character which, if presented to the Partnership could be taken by the Partnership, and any Affiliate of the General Partner shall have the right to take for its own account (individually or as a trustee, partner, or fiduciary) or to recommend to others any such particular opportunity.

          Section 5.06. Limitation on Liability of General Partner; Indemnification.

          A. Subject to this Section 5.06, the General Partner shall not be liable for the return of the Capital Contributions of the Limited Partners or for any portion thereof, it being expressly understood that any return of capital shall be made solely from the assets of the Partnership; nor shall the General Partner be required to pay the Partnership or to any Limited Partner any deficit in the Capital Account of any Partner upon dissolution or otherwise, except as otherwise provided in Section 8.02E.

          B. The General Partner shall have no liability, responsibility, or accountability in damages or otherwise to any other Partner or to the Partnership for, and the Partnership agrees to indemnify, pay, protect, and hold harmless the General Partner (on the demand of and to the satisfaction of the General Partner and to the extent permitted by law) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, all costs and expenses of defense, appeal, and settlement of any and all suits, actions, or proceedings threatened or instituted against the General Partner or the Partnership and all costs of investigations in connection therewith) which may be imposed on, incurred by, or asserted against the General Partner or the Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership, or on the part of the General Partner as the general partner of the Partnership, including any action or inaction in connection with the General Partner acting as Tax Matters Partner or Designated Person under Section 5.07, if, but only if, (i) the action or inaction of the General Partner giving rise thereto was determined by the General Partner, in good faith, to be in the best interests of the Partnership; (ii) such action or inaction shall have been on behalf of the Partnership and within the scope of the authority granted to the General Partner by this Agreement or by law or by the Limited Partners in accordance with this Agreement; and (iii) the General Partner and its Affiliates were not guilty of negligence, fraud, misconduct, or breach of fiduciary duty to the Partnership or any Partner. The satisfaction of the obligations of the Partnership under this Section 5.06 shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The provisions of this indemnification shall also extend to any Person performing services for the Partnership on behalf of the General Partner, within the scope of its authority as the General Partner of the Partnership, who is an Affiliate of the General Partner, so long as such Person satisfied the requirements of clauses (i), (ii), and (iii) above. Notwithstanding any other provision of this Agreement, the Partnership shall not incur any cost in excess of the cost of insuring the Partnership itself in respect of any liability insurance that insures the General Partner or any other Person for any liability with respect to which indemnity would be prohibited under this Section 5.06B.

          C. The General Partner shall have no liability or responsibility hereunder to make loans, advances, or additional Capital Contributions to the Partnership except as specified in Sections 3.04, 3.11A, and 8.02E and except as may otherwise be provided as a matter of law or under the Loan Agreement. However, except for advances made pursuant to the Limited Debt Service Guarantee (which advances will be repaid in accordance with such guarantee), to the extent the General Partner advances any funds to meet any liabilities or obligations of the Partnership, any such advances shall be deemed loans to the Partnership by the General Partner and, subject to Section 5.01E(vi), shall accrue interest per annum at one percentage point in excess of the Prime Rate (or the highest lawful rate under the laws of the State of Delaware, whichever is less) payable in arrears on the first day of each Fiscal Quarter and such amounts shall be due and payable upon that date which is the fifth anniversary of the date on which any such advances were made; provided, however, that any and all such advances governed by this Section 5.06C shall be paid prior to distributions to Partners out of any Cash Available for Distribution to the Partners (except for distributions with respect to the Partners' Preferred Distribution), upon the liquidation or dissolution of the Partnership, or the distribution to the Partners of any Capital Receipts from the sale of an Inn.

          D. Notwithstanding the foregoing, neither the General Partner nor any other Persons specified in Section 5.06B nor any Person acting as an underwriter or broker-dealer on behalf of the Partnership shall be indemnified by the Partnership for liabilities arising under Federal or state securities laws unless (i) there has been a successful adjudication in favor of the indemnitee on the merits of each count involving alleged securities law violations, or such claims against the indemnitee have been dismissed with prejudice on the merits by a court of competent jurisdiction, and, in either case, indemnification of litigation costs is approved by a court of competent jurisdiction, or (ii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall place before the court the published positions of the Securities and Exchange Commission, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, and any other state securities commissions of states in which Units were offered or sold with respect to the issue of indemnification for securities law violations. Notwithstanding any other provision of this Agreement, the Partnership shall not incur the cost of any liability insurance that insures the General Partner or any other Person for any liability with respect to which indemnity would be prohibited under this
Section 5.06D.

          E. The Partnership may not advance expenses or other costs incurred by the General Partner (or any other Person described in Section 5.06B) in defending any threatened or pending action, suit, or proceeding subject to this
Section 5.06.

          F. In discharging its obligations under this Agreement, the General Partner may obtain an opinion, appraisal, or examination by independent counsel, appraiser, accountant, or other expert, if appropriate, and shall be entitled to rely, to the extent reasonable, upon such opinion, appraisal, or examination for matters within the expertise of the person or entity providing or rendering the same.

          Section 5.07. Designation of Tax Matters Partner and Designated Person for Purposes of Investor List.

          A. The General Partner shall act as the Tax Matters Partner of the Partnership, as provided in Treasury Regulations pursuant to section 6231 of the Code, and as the Designated Person for purposes of maintaining the Investor List. Each Partner hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval.

          B. To the extent and in the manner provided by applicable Code sections and Treasury Regulations thereunder, the Tax Matters Partner shall furnish the name, address, profits interests, and taxpayer identification number of each Partner (or assignee) to the IRS.

          C. To the extent and in the manner provided by applicable Code sections and Treasury Regulations thereunder, the Tax Matters Partner shall inform each Partner of administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review").

          D.   The Tax Matters Partner is authorized, but not required:

               (i) to enter into any settlement with the IRS with respect to any tax audit or judicial review, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Partners except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in section 6231 of the Code) or a member of a "notice group" (as defined in section 6223(b)(2));

               (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                 (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                 (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                 (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                 (vi) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

          E. Notwithstanding any other provision of this Agreement (but subject to Sections 5.04, 5.06B, and 5.06D of this Agreement), the Partnership shall indemnify and reimburse, to the full extent provided by law, the Tax Maters Partner for all expenses, including legal and accounting fees (as such fees are incurred), claims, liabilities, losses, and damages incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Partners, the payment of all such expenses to be made before the distribution of Cash Available for Distribution to the Partners. Neither the General Partner nor any of its Affiliates nor other Person shall be obligated to provide funds for such purpose.

          F. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.06 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

          5.08. Other Limitations. The following additional limitations shall apply to the operation and management of the Partnership:

                 (i) no Cash Available for Distribution shall be reinvested in the Inns or other Partnership assets;

                 (ii) except for such reserves as may be determined by the General Partner, in its reasonable discretion, to be necessary to provide for the foreseeable cash needs of the Partnership or for the maintenance, repair, expansion, or restoration of the Inns, no Capital Receipts shall be reinvested in the Inns or other Partnership assets unless sufficient cash will be distributed to the Partners pursuant to Article Four to pay any Federal or state income tax (assuming Partners are in a combined Federal and state marginal income tax bracket of 35%) resulting from the transaction giving rise to such Capital Receipts;

                 (iii) the General Partner shall not receive for its account any kickbacks or rebates with respect to expenditures made by or on behalf of the Partnership in the General Partner's role as the general partner of the Partnership; nor shall the

          General Partner enter into any reciprocal arrangement that has the effect of circumventing this Section 5.08(iii);

               (iv) no commission or other fee shall be payable to the General Partner or any Affiliate, directly or indirectly, in connection with the distribution or reinvestment of any Cash Available for Distribution or Capital Receipts;

               (v) the General Partner shall not directly or indirectly, pay or award any commissions or other compensation to any Person for encouraging or inducing any other Person to purchase Units; provided, however, that nothing herein shall prohibit the payment of normal sales commissions and fees to the underwriters or broker-dealers (including, without limitation, the Selling Agent) in connection with an offering of Interests in the Partnership;

               (vi) any sale, purchase, or lease of any real property or any interest therein by the Partnership, including, without limitation, the Partnership's purchase of the Inns and exercise of any Site Purchase Option, shall be supported by an appraisal report of an independent, nationally recognized appraiser of hotel properties selected by the General Partner and the sum of the purchase price paid for such real property and Acquisition Fees payable by the Partnership in connection with such purchase shall not exceed the appraised value of such real property set forth in such appraisal report;

               (vii) the total commissions payable to a Person in connection with the sale of one or more of the Inns or other real estate owned by the Partnership (solely for the sale of such real estate) shall be limited to a competitive real estate commission not to exceed six percent (6%);

               (viii) neither the General Partner (other than in discharge of its responsibilities under this Agreement, for which it shall receive no fee or other compensation) nor any Affiliate shall be granted an exclusive right to sell or exclusive employment to sell any Inn or other real estate owned by the Partnership, and neither the General Partner nor any Affiliate shall be paid any commission or other fee for services in connection with the sale or other disposition of any Inn or other real estate owned by the Partnership, provided that nothing in this Section 5.08 shall be construed to limit the General Partner's right to the allocations and distributions described in
          Article IV;

               (ix) neither the General Partner nor any Affiliate shall provide insurance brokerage services in connection with obtaining insurance on the Partnership's property;

               (x) the Partnership shall commit at least 79.0% of the Capital Contributions of the Limited Partners to Investment in Properties, as described under "Use of Proceeds" in the Prospectus;

               (xi) the Partnership shall cause the requirements of section 1707.09(J) of the Ohio Revised Code to be complied with in connection with the Initial Public Offering if the Units are registered to be offered and sold in Ohio, and in any event the General Partner shall pay Organization and Offering Expenses to the extent the same exceeds 15% of the Capital Contributions of the Limited Partners;

               (xii) the Partnership shall not purchase or lease any property (other than goods or materials purchased in connection with the operation of the Inns in accordance with Section 5.01E or in connection with administration of the Partnership in accordance with Section 5.04) in which the General Partner or any Affiliate has an interest or cause the Partnership to acquire any property from any partnership or joint venture in which the General Partner or any Affiliate has an interest unless such purchase or lease is pursuant to the Purchase Agreement or the Ground Leases;

               (xiii) the Partnership shall not incur mortgage indebtedness in excess of 85% of the purchase price of the Inns (or such lesser amount as may be permitted under the Loan Agreement) prior to a refinancing of the debt incurred pursuant to the Loan Agreement or thereafter incur mortgage indebtedness, except to the extent necessary to repay the debt incurred pursuant to the Loan Agreement, in excess of 85% of the aggregate fair market value of all refinanced Inns, as determined by the lender as of the date of the refinancing;

               (xiv) the Partnership shall not make any loans or otherwise extend credit to the General Partner or any of its Affiliates;

               (xv) the Partnership shall not lease any property to the General Partner or any of its Affiliates;

               (xvi) the Partnership shall not borrow any money from the General Partner or any of its Affiliates, the principal amount of which is scheduled to be paid over a period of 48 months or longer and/or not less than 50% of the principal amount of which is scheduled to be paid during the first 24 months, other than pursuant to Section 5.06C or the Limited Debt Service Guarantee;

               (xvii) the Partnership shall not borrow any funds from the General Partner or any Affiliate of the General Partner unless such borrowing is in accordance with Section 5.01(E)(vi) and Section 5.06C;

               (xviii) the Partnership shall not acquire any property in exchange for Interests in the Partnership; and

               (xix) the Partnership shall not invest in limited partnership interests, general partnership interests, or joint ventures.


                                  ARTICLE SIX

                   WITHDRAWAL AND REMOVAL OF GENERAL PARTNER

          Section 6.01. Limitation on Voluntary Withdrawal. Except as provided in Section 5.02B(vii), the General Partner shall not have the right (but shall have the power) to retire or withdraw voluntarily from the Partnership, and any withdrawal in violation hereof shall constitute a breach of this Agreement and shall be subject to the provisions of Section 6.03. Prior to any voluntary withdrawal, the General Partner shall give the Limited Partners notice of its intention to withdraw at least 90 days in advance of such withdrawal and the Limited Partners may, by Consent of the Limited Partners, elect a substitute General Partner. If a substitute General Partner is elected, it shall be admitted immediately prior to the withdrawal of the General Partner and shall continue the business of the Partnership without dissolution. The General Partner shall not sell, transfer, or assign its entire general partner Interest or any portion thereof other than as provided below. The General Partner shall be permitted to assign its Interest in the Net Profits, Net Losses,

Losses, Gains, Cash Available for Distribution, Capital Receipts, and other allocations and distributions only to a wholly owned Affiliate, subject to the following conditions:

               (i) the General Partner shall not be permitted to assign such rights unless the General Partner receives an opinion of counsel that such assignment shall not cause any material adverse tax consequences to the Partnership or the Limited Partners or cause a default on any Partnership debt obligation;

               (ii) notwithstanding such assignment by the General Partner of its Interest in the Net Profits, Net Losses, Gains, Cash Available for Distribution, or Capital Receipts as provided above, upon any such assignment (A) the General Partner shall not cease to be a general partner of the Partnership, and shall continue to be a general partner of the Partnership, and (B) the General Partner shall not cease to have any and all rights and powers of a general partner under this Agreement and the Act and shall continue to have any and all such rights and powers and the assignee shall not acquire any such rights and powers of a general partner; and

               (iii) following any such assignment, the Interest of the General Partner in the Net Profits, Net Losses, Gains, Losses, Cash Available for Distribution, Capital Receipts, and other allocations and distributions shall be not less than 1% thereof.

          Section 6.02. Bankruptcy or Dissolution of the General Partner. In the event of the bankruptcy of the General Partner or other event that causes the General Partner to cease to be a general partner under Sections 17-402(6),
(7), (8), (9), or (10) of the Act, the General Partner shall cease to be the General Partner and its Interest shall terminate; provided, however, that such termination shall not effect any rights or liabilities of the General Partner which matured prior to such event, or the value, if any, at the time of such event of the Interest of the General Partner.

          Section 6.03. Liability of Withdrawn General Partner. If the General Partner shall cease to be General Partner of the Partnership, it shall be and remain liable for all obligations and liabilities incurred by it as General Partner prior to the time such withdrawal shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal shall have become effective. Any withdrawal by the General Partner except in accordance with Sections 5.02B(vii) and 6.01 shall constitute a breach of this Agreement. If the General Partner withdraws in violation of this Agreement, (a) the Partnership shall be entitled to recover from the withdrawn General Partner damages for breach of this Agreement and offset such damages against the amount, if any, otherwise distributable to it in addition to any remedies otherwise available under applicable law, and (b) the General Partner's Interest as General Partner in the Partnership shall be treated as the Interest of a removed General Partner under Section 6.04 and shall be reduced by 50% (which reduction of the General Partner's interest is not a penalty). In addition, if the General Partner withdraws from the Partnership (whether with Consent of the Limited Partners or in violation of this Agreement), the General Partner's Interest shall be subject to purchase in the same manner as the interest of a removed General Partner; provided, however, that the purchase price payable in connection with any such purchase shall be paid by a non-interest bearing promissory note with principal payable, if at all, from distributions the General Partner otherwise would have received from this Agreement had the General Partner not withdrawn.

          Section 6.04. Removal of General Partner. In the event of the removal of the General Partner pursuant to Section 10.02B, the removed General Partner's Interest as General Partner in the Partnership shall become a limited partner interest but without any voting or consensual rights which other Limited Partners may have (except the right to continue the business of the Partnership and to appoint one or more general partners as provided in Section 6.05A, with respect to which the General Partner agrees that it will consent in writing to such action); provided, however, that if the General Partner is removed pursuant to Section 10.02B and if the notice of the meeting or solicitation of Consent for such removal contained a statement (which shall have been true) that the General Partner breached any of its obligations under Section 5.03, breached any of the restrictions under Section 5.02, committed an act of fraud, committed any act of misconduct, bad faith, gross negligence, or breach of fiduciary duty of loyalty in carrying out its duties as the general partner which was not remedied within 30 days, or breached any other provision of this Agreement which was not remedied within 30 days after notification thereof, then its Interest will be reduced by fifty percent (50%). Such reduction of the General Partner's interest is not a penalty. In the event of the removal of the General partner pursuant to
Section 10.02B, then the Partnership shall have the right (but not the obligation) to purchase the removed General Partner's interest in the Partnership (determined after giving effect to the preceding sentence) within 60 days of such removal (or if later, upon the determination of the "present fair market value" of such interest as set forth below) at the "present fair market value" of such interest. For purposes of the preceding sentence, the "present fair market value" of the removed General Partner's Interest in the Partnership shall be the amount agreed to between the Partnership and the removed General Partner or, in the absence of such an agreement, the amount determined by arbitration in accordance with the then current rules of the American Arbitration Association. Payment of the purchase price for the removed General Partner's Interest may be made, at the election of the Partnership, in cash or by a promissory note bearing interest at the Prime Rate (but not higher than the maximum lawful rate) and providing for payment of principal in five equal annual installments. The expense of all arbitrations pursuant to this Section 6.04 shall be borne equally by the Partnership and the removed General Partner.

          Section 6.05.  Continuation and Reconstitution.

          A.   Upon the occurrence of an event described in Section 8.01A(ii),
(iii), or (iv), any remaining General Partner and any substitute General Partner shall be obligated to continue the business of the General Partner without dissolution. In the event that, upon the occurrence of such an event, there is no remaining General Partner or substitute General Partner or there is no remaining or substitute General Partner who agrees to continue the business of the Partnership, in breach of the obligation set forth in the preceding sentence, then the Partnership shall be dissolved and its affairs shall be wound up unless, within 90 days after the occurrence of such event, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners.

          B. If, upon the occurrence of an event described in Section 8.01A(ii), (iii), or (iv) at a time when there is no remaining or substitute General Partner or there is no remaining or substitute General Partner who agrees to continue the business of the Partnership, in breach of the obligation set forth in the first sentence of Section 6.05A, the Partnership is not continued in accordance with Section 6.05A, then, within an additional 90 days after the period referred to above, the Limited Partners, by Consent of the Limited Partners, may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement (except to the extent that such terms are amended by Consent of the Limited Partners in order to reflect the interests, allocations, fees, benefits, rights, duties, and obligations of the successor general partner) and having as a general partner a Person approved by a Consent of the Limited Partners.
Except as amended by Consent of the Limited Partners as aforesaid, the successor general partner shall have all of the rights, duties, and obligations of the former General Partner and shall have a 1% interest in the Net Profits, Net Losses, Gains, Losses, Cash Available for Distribution, Capital Receipts, and other allocations and distributions. Upon any such Consent of the Limited Partners, all Partners shall be bound thereby and shall be deemed to have approved thereof. Unless such an election is made within 180 days after the occurrence of an event described in such Section, the Partnership shall continue only activities necessary to wind up its affairs. If such an election is so made within 180 days after the occurrence of such an event, then:

               (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.04 unless earlier dissolved in accordance with terms of this Agreement;

               (ii) if the successor general partner is not the former General Partner, then, subject to Section 6.04, the interest of the former General Partner shall be treated thenceforth as a limited partner interest; and

               (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to this Agreement; provided that the action of the Limited Partners, by Consent of the Limited Partners, to approve a successor general partner and to reconstitute and to continue the business of the Partnership, as provided in this Section 6.05B (which actions shall not be taken and such reconstitution shall not be effective until 15 days following such vote), shall be void ab initio if prior to or within 15 days after such vote either: (A) the Partnership shall have received an opinion of counsel, satisfactory to the Limited Partners as provided in Section 10.02C, that such action may not be effected without adversely affecting the liability of the Limited Partners under the Act or a court having jurisdiction over the matter shall have entered a judgment subject to no further appeal to such effect; or (B) the Partnership shall have received an opinion of counsel, satisfactory to the Limited Partners as provided in Section 10.02C, that such action may not be effected without changing the Partnership's status as a partnership for federal income tax purposes, or a court having jurisdiction over the matter shall have entered a judgment subject to no further appeal to such effect, or the IRS shall have issued a ruling to such effect.


                                 ARTICLE SEVEN

                             ASSIGNABILITY OF UNITS

          Section 7.01. Restrictions on Assignments. After the admission to the Partnership of the Initial Limited Partners, a Limited Partner shall have the right to assign any Interest (which for purposes of this Agreement shall include any form of assignment, transfer, alienation or hypothecation of any Interest), subject to the following limitations:

          A. No assignment of any Interest, either wholly or in part and whether absolute or for collateral purposes, may be made other than on the first day of a Fiscal Quarter (commencing on or after the first day of the first full Fiscal Quarter of the Partnership).

          B. No assignment of any Interest may be made if the assignment is pursuant to a transaction constituting a "sale or exchange" (within the meaning of section 708(b)(1)(B) of the Code) of the Interest and if the Interest sought to be assigned, when added to the total of all other Interests assigned within a period of 12 consecutive months prior thereto, would, in the opinion of legal counsel for the Partnership, result in the Partnership being deemed to have been terminated within the meaning of section 708 of the Code. The General Partner shall give Notification to all Limited Partners in the event that sales or exchanges should be suspended for such reason. Any suspended sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of an Accounting Period after the end of any such 12-month period, subject to the provisions of this Article Seven.

          C. The General Partner may prohibit any assignment of an Interest in the Partnership if, in the opinion of legal counsel to the Partnership, such assignment would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any Federal or state securities or Blue Sky laws (including any investment suitability standards) or regulations applicable to the Partnership or the Units.

          D. No purported assignment by a Limited Partner of any Unit after which the assignor or the assignee would hold at least a fraction of a Unit but less than five Units, will be permitted or recognized (except for assignments by gift, inheritance or family dissolution or assignments to Affiliates of the assignor).

          E. No transfer, assignment, or negotiation on any date of an Interest may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code.

          F. No purported transfer or assignment of any Interest, or any beneficial interest therein, may be made, and any such purported transfer will be void ab initio, if, as a result of such transfer, the Partnership would be unable to satisfy at least one of the Safe Harbors. Notwithstanding the foregoing, if the Partnership shall have received a favorable IRS ruling or opinion of counsel satisfactory to the General Partner to the effect that such transfer will not result in the Partnership being classified as a "publicly traded partnership" within the meaning of section 7704 of the Code, this Section 7.01F shall not apply to such transfer.

          G. No assignment of any Interest may be made to any Person unless such Person agrees in writing that such Person will not, directly or indirectly, create for the Units, or facilitate the trading of Units on, a "secondary market (or the substantial equivalent thereof)," within the meaning of section 7704 of the Code.

          H. No assignment of any Interest may be made if, in the opinion of legal counsel to the Partnership, it would result in the Partnership not being able to obtain or continue in effect any license permitting the service or sale of alcoholic beverages in an Inn.

          I. No assignment of any Interest may be made to any Person who is not a "United States person" within the meaning of section 7701(a)(30) of the Code, except that this limitation shall not apply to a Limited Partner who is
(i) a Foreign Investor (as defined in Section 3.05(C), or an Affiliate of a Foreign Investor, who purchases Units in the Initial Public Offering, or (ii) a Foreign Investor, or an Affiliate of a Foreign Investor, who acquires the Interest from a Person qualifying under clause (i) above; it being intended that Units sold to a Foreign Investor or an Affiliate of a Foreign Investor in the Initial Public Offering shall not be subject to this limitation unless and until such Units are acquired by a "United States person" who is not an Affiliate of a Foreign Investor.

          J. No assignment of any Interest may be made to any Person generally exempt from Federal income tax under section 501 of the Code or otherwise.

          K. No transfer or assignment of any Interest may be made unless the proposed assignee has provided the General Partner with (i) a fully completed and executed Application and Assignment and Admission as Substituted Limited Partner in the form set forth on the reverse side of the Unit Certificate and
(ii) such other information as the General Partner may reasonably request.

          L. The General Partner may prohibit transfers of Units for the remainder of a taxable year, notwithstanding that any such transfer would not in itself violate any restrictions on transfers contained in this Section 7.01, if the General Partner, in good faith and based upon the advice of counsel to the Partnership, determines that such action is necessary or advisable in order to protect the Partnership from possible failure to meet at least one of the Safe Harbors. No purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied. The General Partner is authorized to impose any other limitations or restrictions on the assignment of Interests to the extent that it, in the exercise of its reasonable discretion and based upon the advice of counsel to the Partnership, determines such further limitations or restrictions are necessary or advisable to protect the Partnership from being considered a "publicly traded partnership," within the meaning of section 7704 of the Code. The General Partner shall, from time to time, review the limitations and restrictions on the assignment of Interests then in effect and the Federal income tax law, regulations, and rulings applicable thereto, and shall eliminate or modify any such limitation or restriction to make it less restrictive on assignment of Interests if the Partnership shall have received an opinion of counsel that such elimination or modification may be made without causing the Partnership to fail to meet at least one of the Safe Harbors or be considered an association taxable as a corporation under the applicable federal income tax laws.

          M. No assignment of any Interest may be made to any Person who is related (within the meaning of section 1.752-1T(h) of the Treasury Regulations) to Sumitomo Trust & Banking Co., Ltd., New York Branch or any subsequent lender to the Partnership (other than Marriott, the General Partner or an Affiliate thereof) whose loan is Nonrecourse Debt.

          Section 7.02.  Assignees and Substituted Limited Partners.

          A. If a Limited Partner dies, the executor, administrator or trustee, or, if a Limited Partner is adjudicated incompetent or insane, the committee, guardian or conservator, or, if a Limited Partner becomes bankrupt, the trustee or receiver of the estate, shall have all the rights of a Limited Partner for the purpose of settling or managing the estate and such power as the decedent, incompetent, or bankrupt Limited Partner possessed to assign all or any part of the Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a Substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner in and of itself shall not dissolve the Partnership.

          B. The Partnership will not recognize for any purpose any assignment of any Interest unless (i) there shall have been filed with the Partnership not less than 15 days prior to the first day of the next Fiscal Quarter commencing following such filing, a duly executed and acknowledged counterpart of the instrument making such assignment (in the form set forth on the reverse side of the Unit Certificate) signed by both the assignor and the assignee and a duly executed Application and Admission as Substituted Limited Partner, which instrument evidences, inter alia, the written acceptance by the assignee of all of the terms and provisions of this Agreement, and (ii) the General Partner has determined that such an assignment is permitted under Article Seven and evidenced such determination by executing the Application for Assignment and Admission as Substituted Limited Partner. Irrespective of whether or not any successor to a Limited Partner or a purported assignee of a Limited Partner's Interest hereunder provides the aforesaid instruments, any such Person shall be bound by the terms and provisions of this Agreement.

          C. Subject to the provisions of this subparagraph 7.02C, no assignee of a Limited Partner's Interest shall be entitled to become a Substituted Limited Partner unless:

               (i) the General Partner shall have given its written consent thereto, which consent may be withheld in its absolute discretion;

               (ii) the transferring Limited Partner and the assignee shall have executed and acknowledged such other instrument or instruments as the General Partner may deem necessary or desirable to effect such admission;

               (iii) the assignee shall have accepted, adopted, and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended, and executed a power of attorney similar to the power of attorney granted in this Agreement; and

               (iv) the assignee shall pay or obligate itself to pay, as the General Partner may require, all reasonable expenses incurred in connection with his admission as a Substituted Limited Partner (except that the cost of any opinions of counsel referred to in this Article Seven shall be borne by the Partnership). An assignee of a Limited Partner's Interest shall become a Substituted Limited Partner only when the General Partner has reflected the admission of such Person as a Limited Partner in the books and records of the Partnership. The General Partner shall take action once each Fiscal Quarter to reflect in the books and records all Persons, if any, approved for admission to the Partnership as Substituted Limited Partners since the last such action.

          D. Limited Partners who shall have assigned all their interest in any Interests in accordance with the provisions of this Article Seven shall cease to be Limited Partners of the Partnership with respect to such Interests as of the date that such assignment is given effect the Partnership in accordance with the terms of this Article Seven. A purported assignment of an Interest not in accordance with the provisions of this Article Seven shall not be given effect for any purpose.

          E. Any Person who is the assignee of any of the Interest of a Limited Partner in accordance with the terms of this Article Seven, but who does not become a Substituted Limited Partner shall be entitled to all the rights of an assignee of a limited partner interest under the Act, including the right to receive distributions from the Partnership and the share of Net Profits, Gain, Net Losses, Loss and recapture income attributable to the Interests assigned to such Person, but shall not be deemed to be a holder of Units for any other purpose under this Agreement. In the event any such Person desires to make a further assignment of any such Interests, such Person shall be subject to all the provisions of this Article Seven to the same extent and in the same manner as any Limited Partner desiring to make an assignment of the Interests. In the event that Units are assigned in accordance with this Article Seven and such assignment is recognized by the General Partner in accordance with this Agreement but the assignee thereof is not admitted as a Substituted Limited Partner, such Units shall be voted in any matter presented to the Limited Partners for a vote in the same proportion as all Units held by Limited Partners are voted.

          F. There shall be no restrictions on the assignments of Interests except as provided in Article Six or this Article Seven. The Partnership shall not impose any fee on the assignment of Interests in excess of the lesser of the actual costs incurred by the Partnership in connection with such assignment or $150.


                                 ARTICLE EIGHT

                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

          Section 8.01.  Events Causing Dissolution.

          A. The Partnership shall be dissolved and its affairs wound up on the first to occur of the following events:

               (i)    the bankruptcy of the Partnership; or

               (ii) the withdrawal (whether or nor in accordance with this Agreement) or removal of the General Partner, unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the Partnership pursuant to its obligations under Section 6.05A or the Partnership is continued pursuant to Section 6.05A; or

               (iii) the bankruptcy of the General Partner, unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the Partnership pursuant to its obligation under Section 6.05A or the Partnership is continued pursuant to Section 6.05A; or

               (iv)   the occurrence of any event listed in Section 17-402(6),
          (7), (8), (9), or (10) of the Act where the General Partner shall cease to be a general partner unless there is, at the time of the occurrence of such event, a remaining or substitute General Partner that continues the business of the Partnership pursuant to its obligation under Section 6.05A or the Partnership is continued pursuant to Section 6.05A;

               (v) the sale or other disposition of all or substantially all of the property of the Partnership; or

               (vi) action of the Limited Partners pursuant to Section 10.02B(ii); or

               (vii)  the expiration of the term of the Partnership.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution. The Partnership shall not terminate until the assets of the Partnership shall have been liquidated as provided in
Section 8.02 and all proceeds therefrom have been collected. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners as such, shall continue to be governed by this Agreement.

          B. Except as otherwise provided in Section 8.02E, the Partners shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and their Capital Contribution thereto, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner.

          Section 8.02.  Liquidation.

          A. Upon dissolution of the Partnership and the failure to reconstitute the Partnership as provided in Section 6.05B, the General Partner (or if the dissolution is caused by the occurrence of an event described in Section 8.01A(ii), (iii), or (iv), then a Person that may be designated as "liquidating trustee" by the Consent of the Limited Partners, which "liquidating trustee" shall have all of the powers of the General Partner under this Agreement for purposes of liquidating and winding up the affairs of the Partnership) (the term "General Partner" as used in this Section 8.02 shall be deemed to mean the "liquidating trustee" where appropriate) shall liquidate the assets of the Partnership and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

               (i)    to the payment of the expenses of the liquidation;

               (ii) in satisfaction of Partnership Debt and all other liabilities of the Partnership (whether by payment or making reasonable provision for payment thereof) owing to creditors of the Partnership other than Partners who are creditors;

               (iii) in satisfaction of any liabilities of the Partnership (whether by payment or making reasonable provision for payment thereof) owing to Partners who are creditors of the Partnership; and

               (iv) to the General Partner and to the Limited Partners, in proportion to the net balances in their respective Capital Accounts (after the adjustments required pursuant to Article Four of this Agreement in respect of Net Profits, Net Losses, Gains, and Losses have been reflected therein), to reduce any net balances then existing in the Capital Accounts of the Partners.

          B. Notwithstanding the foregoing, in the event the General Partner shall determine that an immediate sale of all or part of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, after having given Notification to all the Limited Partners, to the extent not then prohibited by the limited partnership act of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, may defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, provided that the liquidation shall be carried out in conformity with the timing requirements of section 1.704-1(b)(2)(ii)(b) of the Treasury Regulations.

          C.   No assets of the Partnership shall be distributed in kind.

          D. The General Partner shall cause the liquidation and distribution of all the Partnership's assets and shall cause the cancellation of the Partnership's certificate of limited partnership upon completion of winding up the business of the Partnership.

          E. Upon the dissolution and termination of the Partnership or a liquidation of the Interest of the General Partner, if, after giving effect to Sections 8.02A through 8.02D hereof for the Fiscal Year in which such dissolution or liquidation occurs, there shall be a deficit in the Capital Account of the General Partner, while there is a positive balance in the Capital Account of any other Partner, the General Partner shall contribute to the Partnership (in cash) the amount of such deficit, which thereupon shall be distributed by the Partnership pro rata to any Partners possessing positive balances in their respective Capital Accounts. Such contribution by the General Partner is to be made to the Partnership not later than the later of the close of the taxable year in which the dissolution or liquidation (as defined in section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations) occurs or 90 days after the date of such dissolution of liquidation.

          Section 8.03. Constructive Termination. In the event that the Partnership terminate by reason of section 708(b)(1)(B) of the Code, but no event of dissolution has occurred under Section 8.01 of this Agreement, the assets of the Partnership shall, for Federal income tax purposes only, be deemed to have been distributed in kind to the Partners in the same manner as if the Partnership were liquidated under Section 8.02 of this Agreement, and to have been immediately contributed to a successor partnership (for Federal income tax purposes) subject to this Agreement. The Capital Accounts of the Partners thereupon shall be restated in accordance with section 1.704-1(b) of the Treasury Regulations, and allocations of items of Partnership income, gain, loss and deduction for book as well as tax purposes shall thereafter be made in accordance with the terms of this Agreement, section 1.704-1(b) of the Treasury Regulations, and section 704(c) of the Code, applicable.

                                  ARTICLE NINE


          BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.

          Section 9.01.  Books and Records.

          A. The books and records of the Partnership shall be maintained by the General Partner in accordance with applicable law at the principal office of the Partnership and shall be available for examination at such location by any Partner or such Partner's duly authorized representatives at any and all reasonable times. All appraisal reports obtained by the Partnership, whether in connection with the acquisition of the Inns or otherwise, shall be retained by the Partnership for at least five years from the date thereof and shall be available for inspection and duplication by Limited Partners and their designated representatives.

          B. Each Limited Partner, and each such Limited Partner's duly authorized representative, shall have the right, at reasonable times and at such Limited Partner's own expense, upon prior written notice to the General Partner (which notice shall be given a reasonable length of time in advance in light of the scope of such request, and in no event less than five business days in advance), (i) to have true and full information regarding the status of the business and financial condition of the Partnership as is possessed by the General Partner; (ii) to inspect and copy the books of the Partnership and other reasonably available records and information as is possessed by the General Partner concerning the operation of the Partnership, including copies of any appraisal reports described in subparagraph A above and copies of the Federal, state, and local income tax returns of the Partnership; (iii) to have a current list of the name and last known business, residence, or mailing address of each Partner mailed to such Limited Partner or representatives; (iv) to have true and full information regarding the amount of cash and a description and statement of the value of any property services contributed to the Partnership and the date upon which each Partner became a Partner; and (v) to have a copy of this Agreement, the Certificate of Limited Partnership and all amendments or certificates of amendment, as the case may be, thereto, together with copies of any powers of attorney pursuant to which any such amendment or certificate of amendment has been executed.

          Section 9.02. Accounting and Fiscal Year. The books of the Partnership will be kept on the accrual basis. The Partnership will report is operations for tax purposes on the accrual method. The Fiscal Year of the Partnership shall end December 31 in each year.

          Section 9.03. Bank Accounts and Investments. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine (which institutions shall not be the General Partner or any of its Affiliates), and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may determine. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by states or municipalities, certificates of deposit and time or demand deposits in commercial banks, bankers' acceptances, savings and loan association deposits, or deposits in members of the Federal Home Loan Bank System. Except as expressly permitted pursuant to the Management Agreement, the funds of the Partnership shall not commingled with the funds of any other Person (including the General Partner or any Affiliate of the General Partner).

          Section 9.04. Reports. The General Partner shall deliver to each holder of Units the following:

          A. As soon as practicable but in no event later than 75 days after the end of each Fiscal Year of the Partnership (90 days after the end of the initial Fiscal Year of the Partnership if the closing of the Initial Public Offering occurs in 1989), such information as shall be necessary for the preparation by such holder of a Federal income tax return, and state income or other tax returns with regard to the jurisdictions in which the Inns are located. Such information shall include computation of the distributions to such holder and the allocation to such holder of the Net Profits or Net Losses, as the case may be, and any Gain or Loss, as the case may be, recognized by the Partnership during such Fiscal Year; and

          B. Within 120 days after the end of each Fiscal Year of the Partnership, a report prepared by the General Partner which report shall set forth the following:

               (i) a statement of assets, liabilities, and Partners' capital, a statement of income and expenses on an accrual basis, a statement of cash flow, and a statement of changes in Partner's capital, prepared by the General Partner on the accrual basis of accounting, in accordance with generally accepted accounting principles, which statements are to be audited and reported on by a firm of independent public accountants selected by the General Partner, setting forth its opinion as to the items in this clause (i);

               (ii) the balances in the Capital Accounts of the Limited Partners in the aggregate and of the General Partner and the identity and amount of all sources of cash distributed or to be distributed to the Partners in respect of such Fiscal Year;

               (iii) a report (which need not be audited, but verification of the reimbursed expenses covered by such report shall be within the scope of the statement provided pursuant to Section 9.04B(i) of this Agreement) summarizing the fees, commissions, compensation, and other remuneration and reimbursed expenses paid by the Partnership for such Fiscal Year to the General Partner or any Affiliate of the General Partner and the services performed for the Partnership in connection therewith;

               (iv) a report of the activities of the Partnership for such Fiscal Year.

               (v) a budget (which need not be audited) setting forth the expected Net Profits and Net Losses per Unit for the current Fiscal Year; and

               (vi) with respect to each covered by the financial forecast included in the Prospectus, a table comparing the forecasts included in the Prospectus with the actual results during the period covered by the report. The report of the firm of the independent public accountants certifying the items in clause (i) above shall include:

                    (a) a statement that an audit of such financial statements has been made in accordance with generally accepted accounting standards and that such financial statements are in conformity with generally accepted accounting principles;

                    (b) a statement of the opinion of the firm of independent
               public accountants with respect to the financial statements and the accounting principles and practices reflected therein and in regard to the consistency of the application of such accounting principles; and

                    (c) an identification of any matters reflected in such
               financial statements to which such firm takes exception.

          C. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership, the General Partner shall send to each Person who was a holder of Units at any time during the Fiscal Quarter then ended (i) a balance sheet (which need not be audited); (ii) a profit and loss statement (which need not be audited); (iii) a statement of cash flow for such Fiscal Quarter (which need not be audited) (all of the foregoing statements to be prepared in accordance with generally accepted accounting principles);
(iv) a statement setting forth any transactions between the Partnership and the General Partner or any Affiliate thereof, the amount of any fees received by either the General Partner or any Affiliated thereof for services rendered to the Partnership, and a description of such services; and (v) any other pertinent information regarding the Partnership and its activities during the period covered by the report.

          D. Concurrent with the report sent pursuant to Section 9.04C for the third Fiscal Quarter of each Fiscal Year, the Partners will be furnished an estimate of Net Profits or Net Losses per Unit for such Fiscal Year.

          E. The General Partner may prepare and deliver to the holders of the Units from time to time in its sole discretion during each Fiscal Year, in connection with cash distributions or otherwise, unaudited statements showing the results of operations of the Partnership to the date of such statement.

          F. The General Partner shall prepare and file such registration statements, annual reports, quarterly reports, current reports, proxy statements, and other documents, if any, as may be required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder.

          Section 9.05.  Tax Depreciation and Elections.

          A. With respect to all depreciable assets of the Partnership, the General Partner may, in its sole discretion, elect to use such depreciation method for Federal tax purposes as it deems appropriate and in the best interest of the Partners generally.

          B. The General Partner may, in its sole and absolute discretion, make an election under section 754 of the Code and shall make such other tax elections under Federal, state, or local law as it may from time to time deem necessary or appropriate.

          Section 9.06. Interim Closing of the Books. There shall be an interim closing of the books of account of the Partnership (i) at the date of the admission to the Partnership of the Initial Limited Partners, (ii) at any time a taxable year of the Partnership ends pursuant to the Code, and (iii) at such other times as the General Partner shall determine are required by good accounting practice or may be appropriate under the circumstances.

          Section 9.07. Information from Limited Partners. The holders of Units shall, within 30 days of a written request by the General Partner, furnish to the General Partner such information or execute such forms or certificates as the General Partner shall reasonably require for the purpose of complying with Federal, state or other tax requirements. Without further request, each Foreign Investor shall furnish to the General Partner each year not later than February 15 of such year two properly completed copies of IRS Form 4224 ("Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States") or such other forms as may be required to claim exemptions from withholding.

                                  ARTICLE TEN

                           MEETING AND VOTING RIGHTS

                              OF LIMITED PARTNERS

          Section 10.01.  Meetings.

          A. Meetings of the Limited Partners for any purpose may be called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by holders of 10% or more of the Units held by Limited Partners. Such request and any notification from the General Partner shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. If the meeting is called pursuant to such a request, notification of such meeting shall be sent to the Limited Partners by certified mail within ten business days after receipt of such a request and any such meeting shall be held on a date not less than 15 no more than 60 days after receipt of such request. Any meeting may be held at the principal office of the Partnership or at such other location which is reasonably convenient to the Partners and which is within the United States as the General Partner may deem appropriate or desirable. In addition, the General Partner may, and, upon receipt of a request in writing signed by holders of 10% or more of the Units held by Limited Partners, the General Partner shall, submit any matter (upon which the Limited Partners are entitled to act by Consent of the Limited Partners) to the Limited Partners for a vote without a meeting.

          B. Notification of any meeting (other than a meeting called pursuant to Section 10.01A) shall be given not less than 10 days nor more than 60 days before the date of the meeting to the Limited Partners at their record addresses, or at such other address which they may have furnished in writing to the General Partner. Any Notification of a meeting pursuant to Section 10.01A or this Section 10.01B shall be in writing, and shall state the place, date, hour and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partner or Partners calling the meeting. The hour of the meeting shall be during normal business hours. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notification of the adjourned meeting. The presence in person or by proxy of Limited Partners holding a majority of the outstanding Units shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there be no such quorum, Limited Partners holding a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notification of the time, place, or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of disapproving at the beginning of the meeting the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner entitled to such notice who, in a writing executed and filed with the records of the meeting, either before or after the time thereof, waives such Notification.

          C. For the purpose of determining the Limited Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, the General Partner may fix, in advance, a date as the record date for any such determination of Limited Partners. Such date shall be not more than 60 days nor less than 10 days before any such meeting.

          D. The Limited Partners may authorize any Person to act for them by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or the Partner's attorney-in-fact. No proxy shall be valid beyond the period permitted by law. Every proxy shall be revocable at the pleasure of the Limited Partner or the Limited Partner's attorney-in-fact executing it.

          E. At each meeting of Limited Partners, the General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partner shall deem appropriate.

          F. As and to the extent that the Securities Exchange Act of 1934 is applicable to the procedural rules governing any meeting of Limited Partners (including any proxies or proxy statement related thereto), the provisions of such act shall take precedence over any provision of this Section 10.01 which may be inconsistent therewith.

          Section 10.02.  Special Voting Rights of Limited Partners.

          A. If at any time any agreement (including the Management Agreement) pursuant to which operating management of any property of the Partnership is vested in the General Partner or an Affiliate of the General Partner provides that the Partnership has a right to terminate such agreement as a result of the failure of the operation of such property to attain any economic objective or as result of a default of the General Partner or such Affiliate thereunder, the Limited Partners, without the Consent of the General Partner, may, by Consent of the Limited Partners, take action to exercise the right of the Partnership to terminate such agreement.

          B. To the extent not inconsistent with the Act or other applicable law, the Limited Partners, may, by Consent of the Limited Partners without the Consent of the General Partners, vote to:

               (i) amend this Agreement; provided, however, that (a) the allocable percentage interests of the Partners in the allocations set forth in Article Four may not be altered, and no new material obligation may be imposed on any Partner, without such Partner's approval, and (b) the provisions of Section 2.03 may not be altered without the consent of the General Partner;

               (ii) dissolve the Partnership;

               (iii) remove the General Partner, such removal to be effective upon the date set forth in the resolution adopted by such Consent of the Limited Partners, provided that any such action for removal must also provide for the appointment of a substitute General Partner by Consent of the Limited Partners (such substitute General Partner to be admitted as a general partner immediately prior to the effective date of removal of the General Partner to be removed and such substitute, together with any then remaining general partners, shall continue the business of the Partnership without dissolution); provided further, however, that if prior to or within 15 days after such vote either:
          (A) the Partnership shall have received an opinion of counsel, satisfactory to the Limited Partners as provided in Section 10.02C, that such action may not be effected without adversely affecting the liability of the Limited Partners under the Act or a court having jurisdiction over the matter shall have entered a judgment subject to further appeal to such effect; or (B) the Partnership shall have received an opinion of counsel, satisfactory to the Limited Partners as provided in Section 10.02C, that such action may not be effected without changing the Partnership's status as a partnership for federal income tax purposes, or a court having jurisdiction over the matter shall have entered a judgment subject to no further appeal to such effect, or the IRS shall have issued a ruling to such effect, then such vote shall be void ab initio; provided further, that following such vote, no other actions shall be taken and the removal and appointment shall not be effective until the expiration of the 15-day period described above;

               (iv) elect a substitute General Partner to the extent provided in
          Section 6.01 or reconstitute and continue the Partnership as provided in Section 6.05B; or

               (v) cause the Partnership to sell all or substantially all of the assets of the Partnership.

          C. For the purposes of Sections 6.05B and 10.02B(iii), counsel shall be deemed to be satisfactory to the Limited Partners if (i) such counsel is not counsel for the General Partner or any Affiliate of the General Partner and (ii) either (a) such counsel shall have been proposed by the General Partner and affirmatively approved within 45 days by Consent of the Limited Partners, (b) such counsel shall have been proposed for such proposes by the holders of 10% or more of the Units held by Limited Partners and affirmatively approved within 45 days by Consent of the Limited Partners, or (c) consent of the Limited Partners to any action pursuant to Sections 6.05B or 10.02B shall have been obtained without the proposal or selection of any counsel. The existence of an opinion of counsel, court judgment, or IRS ruling to the effect described in Section 6.05B or 10.02B with respect to a particular contemplated action shall not affect the rights of Limited Partners to vote on other future actions or the existence of such rights.


                                 ARTICLE ELEVEN

                            MISCELLANEOUS PROVISIONS

          Section 11.01.  Appointment of General Partner as Attorney-in-Fact.

          A. Each Limited Partner irrevocably constitutes and appoints the General Partner and the President, any Vice President, Secretary, Treasurer, Assistant Secretary, and Assistant Treasurer of any corporate General Partner as his true and lawful attorney-in-fact with full power and authority in such Limited Partner's name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

               (i) all counterparts of this Agreement, and any amendment or restatement thereof, including all certificates and instruments, which the General Partner deems appropriate to form, qualify, or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act) in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification, or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

               (ii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which the General Partner deems appropriate to reflect a change or modification of the Agreement in accordance with the terms hereof;

               (iii) all documents or instruments which the General Partner deems appropriate to reflect the admission of a Limited Partner (including any Substituted Limited Partner), in accordance with this Agreement, the dissolution of the Partnership (including a certificate of cancellation), sales or transfers of Partnership property, sales or transfers of Partnership Interests, or the initial amount or increase or reduction in amount of any Partner's Capital Contribution or reduction in any Partner's Capital Account in accordance with the terms of this Agreement; and

               (iv) any instrument, certificate, or document to implement the provisions of Section 5.01C(vi) or Section 3.05C.

          B. The appointment by all Limited Partners of the General Partner and the aforesaid officers of any corporate General Partner as attorney-in -fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive, and not be affected by, the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units or Interest of such Person; provided, however, that in the event of the transfer by a Limited Partner of all such Limited Partner's Interest, the foregoing power of attorney of a transferor Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.

          Section 11.02.  Amendments.

          A. Subject to the provisions of Section 7.02, each Initial Limited Partner, Substituted Limited Power, and any successor General Partner, whether or not such Person becomes a signatory hereof shall be deemed, solely by reason of having become a Partner, to have adopted, and to have agreed to be bound by all the provisions of this Agreement. Without limiting the foregoing, each Initial Limited Partner, Substituted Limited Partner, and any successor General Partner shall take any action requested by the General Partner (including, without limitation, executing this Agreement or such other instrument or instruments as the General Partner shall determine) to reflect such Person's adoption of, and agreement to be bound by all the provisions of, this Agreement.

          B. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner with the Consent of the Limited Partners; provided, however, that without the Consent of all Partners, this Agreement may not be amended so as to
(i) convert the Interest of a Limited Partner into a general partner's Interest;
(ii) adversely affect the liability of a Limited Partner; (iii) alter the Interest of a Partner in Net Profits, Net Losses, Gain, Loss, or distributions of Cash Available for Distribution, Sale Proceeds, or Refinancing Proceeds, or reduce the percentage of Partners which is required to Consent to any action hereunder; (iv) limit in any manner the liability of the General Partner as provided in Section 3.09; (v) permit the General Partner to take any action prohibited by Section 5.02A; (vi) cause the Partnership to be taxed for Federal income tax purposes as an association taxable as a corporation; or (vii) effect any amendment or modification to this Section 11.02B.

          C. If this Agreement shall be amended to reflect the withdrawal, removal, bankruptcy or any event described in Section 17-402(6), (7), (8), (9), or (10) of the Act where the General Partner shall cease to be a general partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner (and the General Partner hereby agrees to do so) and by the successor General Partner.

          D. In making any amendments, there shall be prepared and filed for recordation by the General Partner such documents and certificates as shall be required to prepared and filed, no such filing being required solely by reason of this Agreement, under the Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified, not less frequently, in the case of substitution of a Limited Partner, than once each calendar quarter.

          E. The General Partner may, without the Consent of the Limited Partners, make any amendment to this Agreement (i) as is necessary solely to clarify provisions thereof so long as such amendment does not adversely affect the rights of the Limited Partners under this Agreement, or (ii) is expressly permitted by Section 5.01C(vi).

          Section 11.03. General Partner Representations and Warranties. The General Partner represents that, except to the extent expressly permitted by
Section 5.06B, the Partnership shall not incur the cost of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified under this Agreement.

          Section 11.04. Binding Provisions. The covenants and agreements contained here shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors, and assigns of the respective parties hereto.

          Section 11.05.  Applicable Law.    Notwithstanding the place where
this Agreement may be executed by any of the parties hereto, this Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto shall be subject to and governed by the Act and the other laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirely within the State of Delaware, and such laws shall govern all aspects of this Agreement, including, without limitation, the limited partnership aspects of this Agreement.

          Section 11.06. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

          Section 11.07. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

          Section 11.08. Article and Section Titles. Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

          Section 11.09. Short Form Filings. The General Partner shall have authority to sign any short-form Certificate of Limited Partnership or restated or amended Certificate of Limited Partnership meeting the requirement of applicable law which reflects this Agreement, as same may be amended.

          Section 11.10. Submissions to State Securities Law Administrators. Pursuant to registration applications, the Partnership shall submit to state securities administrators of states in which the Units were offered or sold, upon request, any report or statement required by this Agreement to be distributed to the Limited Partners.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    GENERAL PARTNER:
                                    MARRIOTT FIBM ONE CORPORATION

                                    By: /s/
                                       -----------------------------------------

                                    Its: President
                                        ----------------------------------------


                                    ORGANIZATIONAL LIMITED PARTNER:
                                    CHRISTOPHER G. TOWNSEND

                                            /s/ Christopher G. Townsend
                                        ----------------------------------------


                                    LIMITED PARTNERS:

                                    All Limited Partners now and hereafter
                                    admitted to the Partnership as limited
                                    partners of the Partnership, pursuant to powers of attorney and authorizations now and hereafter executed in favor of and granted and delivered to the General Partner

                                    Marriott FIBM One Corporation, as attorney-in-fact for all Limited Partners

                                    By: /s/
                                       -----------------------------------------

                                    Its: President
                                        ----------------------------------------


          Solely for purposes of the obligations contained in Section 5.03B, the undersigned have executed this Agreement as of the date first above written.

                                    Marriott Corporation

                                    By: /s/
                                       -----------------------------------------

                                    Its: Vice President & Assistant Treasurer
                                        ----------------------------------------


                                    Host International, Inc.

                                    By: /s/
                                       -----------------------------------------

                                    Its: Vice President & Assistant Treasurer
                                        ----------------------------------------